Exhibit 3.1

COMPANY NUMBER: 264412

TERRITORY OF CAYMAN ISLANDS

THE COMPANIES ACT

AMENDED AND RESTATED

MEMORANDUM AND ARTICLES

OF ASSOCIATION

OF

AiHuiShou International Co. Ltd.

(Adopted by Special Resolution on May 21, 2021)

A COMPANY LIMITED BY SHARES

Incorporated on 22nd day of November, 2011

INCORPORATED IN THE CAYMAN ISLANDS

TERRITORY OF THE CAYMAN ISLANDS

THE COMPANIES ACT (AS REVISED)

AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

AiHuiShou International Co. Ltd.

(Adopted by Special Resolution on May 21, 2021)

A COMPANY LIMITED BY SHARES

1.	DEFINITIONS AND INTERPRETATION

1.1.	In this Memorandum of Association and the attached Articles of Association, if not inconsistent with the subject or context:

“5Y Capital” means, collectively or individually, MORNINGSIDE CHINA TMT TOP UP FUND, L.P., a Cayman Islands exempted limited partnership, and MORNINGSIDE CHINA TMT FUND II, L.P., a Cayman Islands exempted limited partnership;

“Acceptance Notice” has the meaning set forth in Regulation 6A.4;

“Additional Consideration” has the meaning set forth in Clause 7.3(i);

“Additional Number” has the meaning set forth in Regulation 6A.4;

“Additional Ordinary Shares” has the meaning set forth in Clause 7.4A(a)(iii);

“Affiliate” of a given Person means, (i) in the case of a Person other than a natural person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with, such given Person, or (ii) in the case of a natural person, any other Person that directly or indirectly is Controlled by such given Person or is a Relative of such given Person. For the avoidance of doubt, none of the Preferred Holders and their Affiliates shall be deemed as an Affiliate of any Group Company and vice versa;

“Articles” means the attached Articles of Association of the Company;

“Auditors” means one of KPMG, Deloitte Touche Tohmatsu, Pricewaterhouse Coopers and Ernst & Young or an internationally recognised independent public accounting firm acceptable to the Supermajority Preferred Holders under Regulation 7A.1;

“Being Capital” means Being Capital Fund I LP and Tian Zhan Investment Limited(天展投資有限公司);

“Board” means the board of directors of the Company;

“Business Day” means a day (other than a Saturday or a Sunday) that the banks in the Cayman Islands, Hong Kong and the PRC are generally open for business;

“Cathay” means EURO ECO LIMITED (欧之碧有限公司);

“Chairman” has the meaning set forth in Regulation 7.11;

“Chairman of the Board” has the meaning set forth in Regulation 10.5;

“Co-Sale Notice” has the meaning set forth in Regulation 6C.1;

“Co-Sale Pro Rata Portion” means the product obtained by multiplying (x) the aggregate number of the Offered Shares subject to the co-sale right under Regulation 6C by (y) a fraction, the numerator of which is the number of Ordinary Share Equivalents (on an as-converted basis) owned by such Co-Sale Right Holder at the time of the sale or transfer and the denominator of which is the aggregate number of Ordinary Share Equivalents (on an as-converted basis) at the time owned by all the Co-Sale Right Holders who have exercised their co-sale rights and the Selling Shareholder;

“Co-Sale Right Holder” has the meaning set forth in Regulation 6C.1;

“Co-Sale Right Period” has the meaning set forth in Regulation 6C.1;

“Cosmic Blue” means Cosmic Blue Investments Limited;

“Cosmic Blue Share Purchase Agreement” means the share purchase agreement dated May 25, 2021 and entered into among the Company, the HK Subsidiary, the WFOE, the WFOE Subsidiary, the HK Co, the Domestic Enterprise, the Domestic Subsidiaries, the Founders, the Founder Holding Companies, and the Cosmic Blue;

“Company” means the above named company;

“Company Notice” has the meaning set forth in Regulation 6B.3;

“Company Option Period” has the meaning set forth in Regulation 6B.2;

“Companies Act” means the Companies Act of the Cayman Islands (as amended);

“Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, contractual arrangement or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of the board of directors or similar governing body of such Person; and the terms “Controlled”, “Controlling” and “change of Control” shall have the meaning correlative to the foregoing;

“Conversion Price” means the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price or the Series F Conversion Price, as applicable;

“Conversion Shares” means the Ordinary Shares issued or issuable upon conversion of the Preferred Shares (with each of such Conversion Shares being referred to as a “Conversion Share”);

“Convertible Securities” has the meaning set forth in Clause 7.4A(a)(ii);

“Design Time” means Design Time Limited;

“Directors” means the directors for the time being of the Company;

“Distribution” in relation to a distribution by the Company to a Shareholder means the direct or indirect transfer of an asset, other than Shares, to or for the benefit of the Shareholder, or the incurring of a debt to or for the benefit of a Shareholder, in relation to Shares held by a Shareholder, and whether by means of the purchase of an asset, the purchase, redemption or other acquisition of Shares, a transfer of indebtedness or otherwise, and includes a dividend;

“Domestic Enterprise” means Shanghai Wanwuxinsheng Environmental Protection Technology Group Co., Ltd. (上海万物新生环保科技集团有限公司) (formerly known as Shanghai Yueyi Network Information Technology Co., Ltd. (上海悦易网络信息技术有限公司)), a limited liability company organized under the laws of the PRC;

“Domestic Subsidiaries” means, collectively, Shanghai Yueyi Network Information Technology Co., Ltd. (上海悦亿网络信息技术有限公司), Yueyi Commercial Factoring (Shenzhen) Co., Ltd. (乐易商业保理（深圳）有限公司) and Changzhou Yueyi Network Information Technology Co., Ltd. (常州悦亿网络信息技术有限公司), each a limited liability company organized under the laws of the PRC;

“Drag-Along Notice” has the meaning set forth in Regulation 6D.4;

“Drag-Along Sale” has the meaning set forth in Regulation 6D.1;

“Drag-Along Sale Date” has the meaning set forth in Regulation 6D.4;

“Drag-Along Shareholders” has the meaning set forth in Regulation 6D.1;

“Dragged Shareholders” has the meaning set forth in Regulation 6D.1;

“Eligible Person” means individuals, corporations, trusts, the estates of deceased individuals, partnerships and unincorporated associations of persons;

“Equity Interests” has the meaning set forth in Regulation 6D.1;

“Equity Securities” means, with respect to a given Person, any share, share capital, registered capital, ownership interest, partnership interest, equity interest, joint venture or other ownership interest of such Person, or any option, warrant, or right to subscribe for, acquire or purchase any of the foregoing, or any other security or instrument convertible into or exercisable or exchangeable for any of the foregoing, or any equity appreciation, phantom equity, equity plan or similar right with respect to such Person, or any contract of any kind for the purchase or acquisition from such Person of any of the foregoing, either directly or indirectly;

“ESOP” means such share option plans, share incentive scheme or other schemes and agreements of similar nature adopted by the Company pursuant to which shares or options for shares are issued or granted to the directors, the officers, the employees, consultants or advisers of the Company and other Group Companies;

“Financial Debt” means any indebtedness of the Company or any other Group Company or in respect of:

(i)	borrowed money;

(ii)

the outstanding principal amount of any bonds, debentures, notes, loan stock, commercial paper, acceptance credits, bills or promissory notes drawn, accepted, endorsed or issued by the Company or any other Group Company;

(iii)

the deferred purchase price of assets or services (except trade accounts incurred and payable in the ordinary course of business to trade creditors within ninety (90) days of the date they are incurred and which are not overdue);

(iv)

non-contingent obligations of the borrower to reimburse any other person for amounts payable by that person under a letter of credit or similar instrument (excluding any letter of credit or similar instrument issued for the account of the Company or any other Group Company with respect to trade accounts incurred and payable in the ordinary course of business to trade creditors within ninety (90) days of the date they are incurred and which are not overdue);

(v)	the amount of any obligation in respect of any lease or hire purchase contract which would, under the IFRS and GAAP, be treated as a finance or capital lease;

(vi)	amounts raised under any other transaction having the financial effect of a borrowing and which would be classified as a borrowing (and not as an off-balance sheet financing) under the IFRS and GAAP;

(vii)

the amount of the Company’s or any other Group Company’s obligations under derivative transactions entered into in connection with the protection against or benefit from fluctuation in any rate or price (but only the net amount owing by the Company or any other Group Company after marking the relevant derivative transactions to market);

(viii)	any premium payable on a redemption or replacement of any of the foregoing items; and

(ix)	the amount of any obligation in respect of any guarantee or indemnity given by the Company or any other Group Company for any of the foregoing items incurred by any other person;

“First Refusal Allocation” has the meaning set forth in Regulation 6B.3(a);

“First Refusal Expiration Notice” has the meaning set forth in Regulation 6B.3(a); “First Refusal Notice” has the meaning set forth in Regulation 6B.2;

“First Refusal Second Allocation Notice” has the meaning set forth in Regulation 6B.3(a);

“Follow-On Series E Preferred Share Purchase Agreement” means the Follow-On Series E Preferred Share Purchase Agreement dated as of September 4, 2020 by and among the Company, the HK Subsidiary, the WFOE, the WFOE Subsidiary, the HK Co, the Domestic Enterprise, the Domestic Subsidiaries, the Founders, the Founder Holding Companies, Jing Dong, GTJA,

Tianjin Huihe Haihe Intelligent Logistics Industry Fund Partnership (Limited Partnership) (天津汇禾海河智能物流产业基金合伙企业（有限合伙）), Ningbo Qingyu Investment Management Co., Ltd. (宁波清宇投资管理有限公司), Refresher Limited, Shanghai Qingxin Investment Management Co., Ltd. (上海清新投资管理有限公司), Zibo Minsheng Ouming Equity Investment Partnership (Limited Partnership) (淄博民生欧明股权投资合伙企业（有限合伙）) and certain other parties thereto, as amended.

“Founders” means, together, SUN Wenjun (孙文俊) and CHEN Xuefeng (陈雪峰);

“Founder Holdco” has the meaning set forth in Regulation 6E;

“Founder Holding Companies” means S&WJ Group Limited and C&XF Group Limited, and “Founder Holding Company” means any of them;

“fully diluted and as-converted basis” means, in relation to an allotment, issuance or grant of shares or options, warrants, rights or other securities of the Company in question (for purpose of this definition, the “issuance”), on the assumption that the prevailing issued share capital would comprise (i) all shares that all outstanding options, warrants, rights and other securities of the Company would be converted into had all such options, warrants, rights and securities been duly exercised, and (ii) all shares of the Company after the issuance, including without limitation all Ordinary Shares and all series of Preferred Shares and, if such Preferred Shares are convertible into Ordinary Shares, such number of Ordinary Shares that such Preferred Shares would be converted into at the then prevailing conversion price;

“GAAP” means the generally accepted accounting principles of a jurisdiction agreed by the Supermajority Preferred Holders;

“Greenwoods” means EAGLE INTELLIGENCE LIMITED;

“Group Companies” or “Group Company” has the meaning set forth in the Shareholders Agreement;

“GTJA” means Guotai Junan Finance (Hong Kong) Limited 國泰君安財務（香港）有限公司;

“GTJA Director” has the meaning set forth in Regulation 8.1(a)(vi);

“HK Co” means AHS DEVICE HONG KONG LIMITED, a company limited by shares incorporated under the laws of Hong Kong;

“HK Subsidiary” means AiHuiShou International Company Limited, a limited liability company incorporated under the laws of Hong Kong;

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China;

“IFC” means International Finance Corporation, an international organisation established by Articles of Agreement among its member countries including the Cayman Islands;

“IFRS” means the International Financial Reporting Standards;

“Initial Consideration” has the meaning set forth in Clause 7.3(i);

“InnoVen Warrant Exercise” has the meaning set forth in the Series F Preferred Share Purchase Agreement;

“Investors” or “Investor” has the meaning set forth in the Shareholders Agreement;

“Jing Dong” means JD.COM DEVELOPMENT LIMITED;

“JD Directors” or “JD Director” has the meaning set forth in Regulation 8.1(a)(ii);

“Liquidation Event” means a Trade Sale or liquidation, winding up or dissolution of the Company or any other Major Group Company;

“Major Group Company” has the meaning set forth in the Shareholders Agreement;

“Majority Ordinary Holder(s)” means the holder(s) holding more than fifty percent (50%) of the issued Ordinary Shares (other than Conversion Shares);

“Majority Series A Preferred Holder(s)” means, subject to Regulation 7A.2 of the Articles and other restrictions otherwise agreed by the Shareholders, the holder(s) holding more than fifty percent (50%) of the issued Series A Preferred Shares;

“Majority Series B Preferred Holder(s)” means, subject to Regulation 7A.2 of the Articles and other restrictions otherwise agreed by the Shareholders, the holder(s) holding more than fifty percent (50%) of the issued Series B Preferred Shares;

“Majority Series C Preferred Holder(s)” means, subject to Regulation 7A.2 of the Articles and other restrictions otherwise agreed by the Shareholders, the holder(s) holding more than fifty percent (50%) of the issued Series C Preferred Shares;

“Majority Series D Preferred Holder(s)” means, subject to Regulation 7A.2 of the Articles and other restrictions otherwise agreed by the Shareholders, the holder(s) holding more than fifty percent (50%) of the issued Series D Preferred Shares;

“Majority Series E Preferred Holder(s)” means, subject to Regulation 7A.2 of the Articles and other restrictions otherwise agreed by the Shareholders, the holder(s) holding more than fifty percent (50%) of the issued Series E Preferred Shares;

“Majority Series F Preferred Holder(s)” means, subject to Regulation 7A.2 of the Articles and other restrictions otherwise agreed by the Shareholders, the holder(s) holding more than fifty percent (50%) of the issued Series F Preferred Shares;

“Member” means an Eligible Person who holds Shares;

“Memorandum” means this Memorandum of Association of the Company;

“New Securities” has the meaning set forth in Regulation 6A.2;

“Offered Shares” means, for purpose of Clauses 6B and 6C, the Ordinary Share Equivalents to be sold or transferred by the Selling Shareholder (with each of such Offered Shares Equivalents being referred to as an “Offered Share”);

“Options” has the meaning set forth in Clause 7.4A(a)(i);

“Option Period” has the meaning set forth in Regulation 6B.3;

“Ordinary Resolution” means, subject to the quorum requirement set forth in Regulation 7.8, a resolution passed by a simple majority of votes cast by such Members as, being entitled to do so, vote in person or, in the case of any Member being a corporation, by its duly authorized representative or, where proxies are allowed, by proxy at a general meeting, and includes a written resolution by all Members being entitled to receive notice of and to attend and vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members, and the effective date of the resolution so adopted shall be the date on which the instrument or the last of such instruments, if more than one, is executed. Unless a poll is demanded by at least one Member, a declaration of the chairman of the meeting that the resolution has been carried shall be conclusive evidence of the fact, without proof of the number or proportion of votes recorded in favour of or against the same. In computing the majority when a poll is demanded regard shall be had to the number of votes to which each Member is entitled by the Articles;

“Ordinary Holders” means the holders of Ordinary Shares from time to time; and an “Ordinary Holder” means any one of them;

“Ordinary Share Equivalents” means, for purpose of Regulations 6B, 6C and 6D, (i) the Company’s outstanding Ordinary Shares, (ii) the Ordinary Shares issued or issuable upon conversion of the Company’s outstanding preferred shares, (iii) the Ordinary Shares issuable upon exercise of outstanding options or warrants and (iv) the Ordinary Shares issuable upon conversion of any outstanding convertible securities;

“Ordinary Shares” means the ordinary shares, par value US$0.001 per share, of the Company (with each of such Ordinary Shares being referred to as an “Ordinary Share”);

“Oversubscription Participants” has the meaning set forth in Regulation 6A.4;

“Pluto Connection” means Pluto Connection Limited；

“Participation Period” has the meaning set forth in Regulation 6A.4;

“Participation Rights Holder” has the meaning set forth in Regulation 6A.1;

“Permitted Transferee” has the meaning set forth in Regulation 6E;

“Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise, entity or legal person;

“PRC” means the People’s Republic of China, for the purpose of the Memorandum and the Articles, excluding Hong Kong, Macau Special Administrative Region and Taiwan;

“Preferred Holders” means collectively the holders of the Preferred Shares and applicable Conversion Shares and their respective permitted transferees to which rights have been duly assigned pursuant to the Shareholders Agreement; and a “Preferred Holder” means any one of them;

“Preferred Issue Price” means the Series A Issue Price, the Series B Issue Price, the Series C Issue Price, the Series D Issue Price, the Series E Issue Price or the Series F Issue Price, as the case may be;

“Preferred Shares” means collectively the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series D Preferred Shares, the Series E Preferred Shares and the Series F Preferred Shares (with each of such Preferred Shares being referred to as a “Preferred Share”);

“Pro Rata Share” of a Participation Rights Holder means, for purpose of Regulation 6A, the ratio of (a) the number of Ordinary Shares (calculated on a fully diluted and as-converted basis) held by such Participation Rights Holder, to (b) the total number of outstanding Ordinary Shares (calculated on a fully diluted and as-converted basis) held by all Participation Rights Holders;

“Put Option Agreement” means the Third Amended and Restated Put Option Agreement dated as of June 26, 2018 and entered into between the Company, the Founders, the Founder Holding Companies, 5Y Capital, IFC, Tiantu, Jing Dong, Greenwoods and Cathay;

“Qualified Public Offering” has the meaning set forth in the Shareholders Agreement;

“Redemption Price” shall mean the Series A Redemption Price, the Series B Redemption Price, the Series C-1/C-2 Redemption Price, the Series C-3 Redemption Price, the Series D Redemption Price, the Series E Redemption Price or the Series F Redemption Price, as the case may be;

“Redemption Request” has the meaning set forth in Clause 7.6(b);

“Redemption Shares” has the meaning set forth in Clause 7.6(b);

“Related Party” means, in respect of a company, any Person; (i) that holds a Material Interest in that company; (ii) in which that company holds a Material Interest; (iii) that is otherwise an Associate of that company; (iv) who serves as a director or officer of that company or has within twelve (12) months served as a director or senior officer of that company; or (v) who is a Relative of any individual included in any of the foregoing. For the purpose of this definition, “Material Interest” shall mean a direct or indirect ownership of shares representing at least five percent (5%) of the outstanding voting power or equity of that company; and “Associate” means, with respect to any specified Person, (i) any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person, including, without limitation, any general partner, officer, director or manager of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or is under common investment management with, such Person, or (ii) any other Person in which such specified Person or any general partner, managing member or any venture capital fund now or hereafter existing which is controlled by one or more general partners or managing members of, or shares the same management company with such Person owns more than twenty percent (20%) of the outstanding equity of such Person;

“Relatives” of a natural person means such person’s spouse, parents, grandparents, children, the spouse of the children, grandchildren, siblings or the spouse of the siblings (with each of such Relatives being referred to as a “Relative”);

“Register of Members” has the meaning set forth in Regulation 2.5;

“Registrar” means the Registrar of Corporate Affairs of the Cayman Islands;

“Resolution of Directors” means either:

(a)

a resolution approved at a duly convened and constituted meeting of Directors of the Company or of a committee of Directors of the Company by the affirmative vote of a majority of the Directors present at the meeting who voted except that where a Director is given more than one vote, he shall be counted by the number of votes he casts for the purpose of establishing a majority; or

(b)	a resolution consented to in writing by all Directors or by all Members of a committee of Directors of the Company, as the case may be;

“Restructuring Documents” has the meaning set forth in the Series F Preferred Share Purchase Agreement;

“Right of Participation” has the meaning set forth in Regulation 6A.1;

“Seal” means any seal which has been duly adopted as the common seal of the Company;

“Second Option Period” has the meaning set forth in Regulation 6B.3(a);

“Second Participation Period” has the meaning set forth in Regulation 6A.4;

“Secretary” any person, firm or corporation appointed by the Board to perform any of the duties of secretary of the Company and includes any assistant, deputy, temporary or acting secretary;

“Selling Shareholder” means, for purpose of Regulation 6, any Ordinary Holder other than an Investor or any successor or permitted assign of an Investor that proposes to sell or transfer any Ordinary Share Equivalents; provided that in no event shall Jing Dong (or any Affiliate, successor or permitted assign of Jing Dong) be deemed as a Selling Shareholder;

“Series A Conversion Price” means the price at which the Ordinary Shares shall be issuable upon conversion of the Series A Preferred Shares;

“Series A Director” has the meaning set forth in Regulation 8.1(a)(i);

“Series A Issue Price” means US$0.210592 per Series A Preferred Share, as appropriately adjusted for any share dividend, share sub-division, combination of shares, reorganization, recapitalization, reclassification or other similar event affecting the Series A Preferred Shares;

“Series A Original Issue Date” with respect to each Series A Preferred Share, means the date of the first sale and issuance of such Series A Preferred Share;

“Series A Preferred Amount” has the meaning set forth in Clause 7.3(g);

“Series A Preferred Holder” means a holder of Series A Preferred Shares and applicable Conversion Shares and its permitted assignee;

“Series A Preferred Shares” means the series A preferred shares in the capital of the Company carrying the preferred rights and privileges as set out in the Memorandum and the Articles (with each of such Series A Preferred Shares being referred to as a “Series A Preferred Share”);

“Series A Redemption Price” means the redemption price per Series A Preferred Share calculated in accordance with the mathematical formula set forth in Clause 7.6(a)(vii);

“Series A Redemption Start Date” means (i) December 31, 2022 (if the Company fails to consummate a Qualified Public Offering before such date); (ii) the date on which another series of Preferred Shares is requested to be redeemed pursuant to Clause 7.6;

“Series B Conversion Price” means the price at which the Ordinary Shares shall be issuable upon conversion of the Series B Preferred Shares;

“Series B Issue Price” means the Series B-1 Issue Price, the Series B-2 Issue Price or the Series B-3 Issue Price (as applicable);

“Series B-1 Issue Price” means US$0.57 per Series B-1 Preferred Share, as appropriately adjusted for any share dividend, share sub-division, combination of shares, reorganization, recapitalization, reclassification or other similar event affecting the Series B-1 Preferred Shares;

“Series B-2 Issue Price” means US$0.6945 per Series B-2 Preferred Share, as appropriately adjusted for any share dividend, share sub-division, combination of shares, reorganization, recapitalization, reclassification or other similar event affecting the Series B-2 Preferred Shares;

“Series B-3 Issue Price” means US$0.7007 per Series B-3 Preferred Share, as appropriately adjusted for any share dividend, share sub-division, combination of shares, reorganization, recapitalization, reclassification or other similar event affecting the Series B-3 Preferred Shares;

“Series B Original Issue Date” means, with respect to each Series B Preferred Share, the date of the first sale and issuance of such Series B Preferred Share;

“Series B Redemption Price” means the redemption price per Series B Preferred Share calculated in accordance with the mathematical formula set forth in Clause 7.6(a)(vi);

“Series B Redemption Start Date” means (i) December 31, 2022 (if the Company fails to consummate a Qualified Public Offering before such date), (ii) the date on which another series of Preferred Shares is requested to be redeemed pursuant to Clause 7.6, or (iii) the date on which a material breach (in the opinion of the Majority Series B Preferred Holder(s)) of Section 1.1 (Information Right and Inspection Right), Section 1.2(a) (Board of Directors), Section 3 (Right of Participation), Section 4 (Transfer Restrictions) or Section 7 (Protective Provisions) of the Shareholders Agreement or Section 4.02(f) (Undertaking in relation to ICP License), Section 4.02(g) (Use of Proceeds) and Section 4.02(h)(ii) of the Subscription Agreement dated July 9, 2014 and entered into between the Company, the Founders, 5Y Capital and IFC in relation to the subscription of Series B Preferred Shares, and, in each case, such failure is incapable of remedy (in the opinion of the Majority Series B Preferred Holder(s)) or, where such failure is capable of remedy (in the opinion of the Majority Series B Preferred Holder(s)), it has not been remedied within seven (7) days following notice of such failure from the Majority Series B Preferred Holder(s);

“Series B Preferred Amount” has the meaning set forth in Clause 7.3(f);

“Series B Preferred Shares” means collectively the Series B-1 Preferred Shares, the Series B-2 Preferred Shares and the Series B-3 Preferred Shares (with each of such Series B Preferred Shares being referred to as a “Series B Preferred Share”);

“Series B-1 Preferred Shares” means the series B-1 preferred shares in the capital of the Company carrying the preferred rights and privileges as set out in the Memorandum and the Articles (with each of such Series B-1 Preferred Shares being referred to as a “Series B-1 Preferred Share”);

“Series B-2 Preferred Shares” means the series B-2 preferred shares in the capital of the Company carrying the preferred rights and privileges as set out in the Memorandum and the Articles (with each of such Series B-2 Preferred Shares being referred to as a “Series B-2 Preferred Share”);

“Series B-3 Preferred Shares” means the series B-3 preferred shares in the capital of the Company carrying the preferred rights and privileges as set out in the Memorandum and the Articles (with each of such Series B-3 Preferred Shares being referred to as a “Series B-3 Preferred Share”);

“Series C Conversion Price” means the price at which Ordinary Shares shall be issuable upon conversion of the Series C Preferred Shares;

“Series C Director” has the meaning set forth in Regulation 8.1(a)(iii);

“Series C Issue Price” means the Series C-1 Issue Price, the Series C-2 Issue Price or the Series C-3 Issue Price (as applicable);

“Series C-1 Issue Price” means US$1.8199 per Series C-1 Preferred Share, as appropriately adjusted for any share dividend, share sub-division, combination of shares, reorganization, recapitalization, reclassification or other similar event affecting the Series C-1 Preferred Shares;

“Series C-2 Issue Price” means US$2.2749 per Series C-2 Preferred Share, as appropriately adjusted for any share dividend, share sub-division, combination of shares, reorganization, recapitalization, reclassification or other similar event affecting the Series C-2 Preferred Shares;

“Series C-3 Issue Price” means US$2.6532 per Series C-3 Preferred Share, as appropriately adjusted for any share dividend, share sub-division, combination of shares, reorganization, recapitalization, reclassification or other similar event affecting the Series C-3 Preferred Shares;

“Series C-1/C-2 Original Issue Date” means, with respect to each Series C-2 Preferred Share or Series C-1 Preferred Share, the date of the first sale and issuance of such Series C-2 Preferred Share or Series C-1 Preferred Share, as applicable;

“Series C-3 Original Issue Date” means, with respect to each Series C-3 Preferred Share, the date of the first sale and issuance of such Series C-3 Preferred Share;

“Series C-1/C-2 Preferred Amount” has the meaning set forth in Clause 7.3(e);

“Series C-3 Preferred Amount” has the meaning set forth in Clause 7.3(d);

“Series C Preferred Shares” means collectively the Series C-1 Preferred Shares, the Series C-2 Preferred Shares and the Series C-3 Preferred Shares (with each of such Series C Preferred Shares being referred to as a “Series C Preferred Share”);

“Series C-1 Preferred Shares” means the series C-1 Preferred shares in the capital of the Company carrying the preferred rights and privileges as set out in the Memorandum and the Articles (with each of such Series C-1 Preferred Shares being referred to as a “Series C-1 Preferred Share”);

“Series C-2 Preferred Shares” means the series C-2 Preferred shares in the capital of the Company carrying the preferred rights and privileges as set out in the Memorandum and the Articles (with each of such Series C-2 Preferred Shares being referred to as a “Series C-2 Preferred Share”);

“Series C-3 Preferred Shares” means the series C-3 Preferred shares in the capital of the Company carrying the preferred rights and privileges as set out in the Memorandum and the Articles (with each of such Series C-3 Preferred Shares being referred to as a “Series C-3 Preferred Share”);

“Series C-1/C-2 Redemption Price” means, in the case of the Series C-1 Preferred Share, the redemption price per Series C-1 Preferred Share calculated in accordance with the mathematical formula set forth in Clause 7.6(a)(v), in the case of the Series C-2 Preferred Share, the redemption price per Series C-2 Preferred Share calculated in accordance with the mathematical formula set forth in Clause 7.6(a)(v), as applicable;

“Series C-3 Redemption Price” means the redemption price per Series C-3 Preferred Share calculated in accordance with the mathematical formula set forth in Clause 7.6(a)(iv);

“Series C-1/C-2 Redemption Start Date” means (i) December 31, 2022 (if the Company fails to consummate a Qualified Public Offering before such date), (ii) the date on which another series of Preferred Shares is requested to be redeemed pursuant to Clause 7.6, or (iii) the date on which a material breach (in the opinion of the Supermajority Series C-1/C-2 Preferred Holder(s)) of Section 1.1 (Information Right and Inspection Right), Section 1.2(a) (Board of Directors), Section 3 (Right of Participation), Section 4 (Transfer Restrictions) or Section 7 (Protective Provisions) of the Shareholders Agreement or Section 4.2 (Warranties), Section 6.1 (Use of Proceeds), Section 6.16 (Change registration of Value-added Telecommunications Service Operating Permit), Section 6.8.1 (Compliance with Law) or 6.10.1 (Non-Competition) of the Series C Preferred Share Purchase Agreement entered into among the Company, the Founders, 5Y Capital, IFC, Jing Dong, Tiantu, Greenwoods and other parties named therein dated August 10, 2015, and, in each case, such failure is incapable of remedy (in the opinion of the Supermajority Series C Preferred Holder(s)) or, where such failure is capable of remedy (in the opinion of the Supermajority Series C-1/C-2 Preferred Holder(s)), it has not been remedied within seven (7) days following notice of such failure from the Supermajority Series C-1/C-2 Preferred Holder(s);

“Series C-3 Redemption Start Date” means (i) December 31, 2022 (if the Company fails to consummate a Qualified Public Offering before such date), (ii) the date on which another series of Preferred Shares is requested to be redeemed pursuant to Clause 7.6, or (iii) the date on which a material breach (in the opinion of the Supermajority Series C-3 Preferred Holder(s)) of Section 1.1 (Information Right and Inspection Right), Section 1.2(a) (Board of Directors), Section 3 (Right of Participation), Section 4 (Transfer Restrictions) or Section 7 (Protective Provisions) of the Shareholders Agreement; or (ii) either (x) Section 4.2 (Warranties), Section 6.1 (Use of Proceeds), Section 6.7.1 (Compliance with Law), Section 6.10.1 (Non-Competition) of the Series C-3 Preferred Share Purchase Agreement entered into among the Company, the Founders, the Founder Holding Companies, Cathay and other parties named therein on or November 11, 2016, (y) Section 4.2 (Warranties), Section 6.1 (Use of Proceeds), Section 6.8.1 (Compliance with Law), Section 6.9.1 (Non-Competition) of the Follow-On Series C-3 Preferred Share Purchase Agreement dated as of June 26, 2018 by and among the Company, the HK Subsidiary, the WFOE, the WFOE Subsidiary, the Domestic Enterprise, the Founders, the Founder Holding Companies, Cathay and certain other parties named therein, or (z) Section 4 (Representations and Warranties of the Warrantors), Section 6.1 (Use of Proceeds from the Sale of Purchased Shares), Section 6.5 (Compliance ), Section 6.8(a) (Non-Competition) of the Series F Preferred Share Purchase Agreement (in the case of Jing Dong, Tiger, Tiger Pacific Master Fund LP, Yiheng Capital Partners, L.P., Being Capital, Pluto Connection and Design Time) and, in each case, such failure is incapable of remedy (in the opinion of the Supermajority Series C-3 Preferred Holder(s)) or, where such failure is capable of remedy (in the opinion of the Supermajority Series C-3 Preferred Holder(s)), it has not been remedied within seven (7) days following notice of such failure from the Supermajority Series C-3 Preferred Holder(s);

“Series D Conversion Price” means the price at which Ordinary Shares shall be issuable upon conversion of the Series D Preferred Shares;

“Series D Director” has the meaning set forth in Regulation 8.1(a)(iv);

“Series D Issue Price” means collectively the Series D-1 Issue Price and the Series D-2 Issue Price (as applicable);

“Series D-1 Issue Price” means US$10.8319 per Series D-1 Preferred Share, as appropriately adjusted for any share dividend, share sub-division, combination of shares, reorganization, recapitalization, reclassification or other similar event affecting the Series D-1 Preferred Shares;

“Series D-2 Issue Price” means US$12.7439 per Series D-2 Preferred Share, as appropriately adjusted for any share dividend, share sub-division, combination of shares, reorganization, recapitalization, reclassification or other similar event affecting the Series D-2 Preferred Shares;

“Series D Original Issue Date” means, with respect to each Series D Preferred Share, the date of the first sale and issuance of such Series D Preferred Share;

“Series D Preferred Amount” has the meaning set forth in Clause 7.3(c);

“Series D Preferred Shares” means collectively the Series D-1 Preferred Shares and the Series D-2 Preferred Shares (with each of such Series D Preferred Shares being referred to as a “Series D Preferred Share”);

“Series D-1 Preferred Shares” means the series D-1 preferred shares in the capital of the Company carrying the preferred rights and privileges as set out in the Memorandum and the Articles (with each of such Series D-1 Preferred Shares being referred to as a “Series D-1 Preferred Share”);

“Series D-2 Preferred Shares” means the series D-2 preferred shares in the capital of the Company carrying the preferred rights and privileges as set out in the Memorandum and the Articles (with each of such Series D-2 Preferred Shares being referred to as a “Series D-2 Preferred Share”);

“Series D Redemption Price” means the redemption price per Series D Preferred Share calculated in accordance with the mathematical formula set forth in Clause 7.6(a)(iii);

“Series D Redemption Start Date” means (i) July 5, 2023 (if the Company fails to consummate a Qualified Public Offering before such date), (ii) the date on which another series of Preferred Shares is requested to be redeemed pursuant to Clause 7.6, or (iii) the date on which a material breach (in the opinion of the Supermajority Series D Preferred Holder(s)) of Section 1.1 (Information Right and Inspection Right), Section 1.2(a) (Board of Directors), Section 3 (Right of Participation), Section 4 (Transfer Restrictions) or Section 7 (Protective Provisions) of the Shareholders Agreement; or (ii) Section 4.2 (Warranties), Section 6.1 (Use of Proceeds), Section 6.8.1 (Compliance with Law), Section 6.10.1 (Non-Competition) of the Series D Preferred Share Purchase Agreement dated July 5, 2018 and entered into among the Company, the Founders, Tiger, Jing Dong and other parties named therein, and, in each case, such failure is incapable of remedy (in the opinion of the Supermajority Series D Preferred Holder(s)) or, where such failure is capable of remedy (in the opinion of the Supermajority Series D Preferred Holder(s)), it has not been remedied within seven (7) days following notice of such failure from the Supermajority Series D Preferred Holder(s);

“Series E Conversion Price” means the price at which Ordinary Shares shall be issuable upon conversion of the Series E Preferred Shares;

“Series E Issue Price” means US$17.8441 per Series E Preferred Share, as appropriately adjusted for any share dividend, share sub-division, combination of shares, reorganization, recapitalization, reclassification or other similar event affecting the Series E Preferred Shares;

“Series E Original Issue Date” means, with respect to each Series E Preferred Share, the date of the first sale and issuance of such Series E Preferred Share;

“Series E Preferred Amount” has the meaning set forth in Clause 7.3(b);

“Series E Preferred Shares” means the series E preferred shares in the capital of the Company carrying the preferred rights and privileges as set out in the Memorandum and the Articles (with each of such Series E Preferred Shares being referred to as a “Series E Preferred Share”);

“Series E Redemption Price” means the redemption price per Series E Preferred Share calculated in accordance with the mathematical formula set forth in Clause 7.6(a)(ii);

“Series E Redemption Start Date” means (i) December 31, 2022 (if the Company fails to consummate a Qualified Public Offering before such date), (ii) the date on which another series of Preferred Shares is redeemable, or (iii) the date on which a material breach (in the opinion of the Supermajority Series E Preferred Holder(s)) of Section 1.1 (Information Right and Inspection Right), Section 1.2(a) (Board of Directors), Section 3 (Right of Participation), Section 4 (Transfer Restrictions) or Section 7 (Protective Provisions) of the Shareholders Agreement or Section 4 (Representations and Warranties of the Warrantors), Section 6.1(a) (Use of Proceeds from the Sale of Purchased Shares), Section 6.1(f) (Compliance), Section 6.1(i)(i) (Non-Compete) of the Series E Preferred Share Purchase Agreement dated June 3, 2019 and entered into among the Company, the HK Subsidiary, the WFOE, the WFOE Subsidiary, the HK Co, the Domestic Enterprise, the Domestic Subsidiaries, the Founders, the Founder Holding Companies, Jing Dong and certain other parties thereto (in case of Jing Dong) or Section 4 (Representations and Warranties of the Warrantors), Section 6.1 (Use of Proceeds from the Sale of Purchased Shares), Section 6.6 (Compliance), Section 6.9(a) (Non-Competition) of the Series E Preferred Share Purchase Agreement dated June 3, 2019 and entered into among the Company, the HK Subsidiary, the WFOE, the WFOE Subsidiary, the HK Co, the Domestic Enterprise, the Domestic Subsidiaries, the Founders, the Founder Holding Companies, Morningside China TMT Fund II, L.P., Fresh Capital Fund I, L.P., Tiger, Generation Mu HK Investment Limited, Tiantu China Consumer Fund II L.P. and certain other parties thereto (in the case of Morningside China TMT Fund II, L.P., Fresh Capital Fund I, L.P., Tiger, Generation Mu HK Investment Limited, Tiantu China Consumer Fund II L.P.), or Section 4 (Representations and Warranties of the Warrantors), Section 6.1 (Use of Proceeds from the Sale of Purchased Shares), Section 6.6 (Compliance), Section 6.8(a) (Non-Competition) of the Follow-On Series E Preferred Share Purchase Agreement (in the case of Jing Dong, GTJA, Tianjin Huihe Haihe Intelligent Logistics Industry Fund Partnership (Limited Partnership) (天津汇禾海河智能物流产业基金合伙企业（有限合伙）), Ningbo Qingyu Investment Management Co., Ltd. (宁波清宇投资管理有限公司), Refresher Limited, Zibo Minsheng Ouming Equity Investment Partnership (Limited Partnership) (淄博民生欧明股权投资合伙企业（有限合伙）) and, in each case, such failure is incapable of remedy (in the opinion of the Supermajority Series E Preferred Holder(s)) or, where such failure is capable of remedy (in the opinion of the Supermajority Series E Preferred Holder(s)), it has not been remedied within seven (7) days following notice of such failure from the Supermajority Series E Preferred Holder(s);

“Series F Conversion Price” means the price at which Ordinary Shares shall be issuable upon conversion of the Series F Preferred Shares;

“Series F Issue Price” means US$19.43 per Series F Preferred Share, as appropriately adjusted for any share dividend, share sub-division, combination of shares, reorganization, recapitalization, reclassification or other similar event affecting the Series F Preferred Shares;

“Series F Preferred Amount” has the meaning set forth in Clause 7.3(a);

“Series F Original Issue Date” means, with respect to each Series F Preferred Share, the date of the first sale and issuance of such Series F Preferred Share;

“Series F Preferred Shares” means the series F preferred shares in the capital of the Company carrying the preferred rights and privileges as set out in the Memorandum and the Articles (with each of such Series F Preferred Shares being referred to as a “Series F Preferred Share”);

“Series F Preferred Share Purchase Agreement” means the Share Purchase Agreement dated April 16, 2021 and entered into among the Company, the HK Subsidiary, the WFOE, the WFOE Subsidiary, the HK Co, the Domestic Enterprise, the Domestic Subsidiaries, the Founders, the Founder Holding Companies, Being Capital, Jing Dong, Tiger, Tiger Pacific Master Fund LP, YIHENG CAPITAL PARTNERS, L.P., Pluto Connection, Design Time;

“Series F Redemption Price” means the redemption price per Series F Preferred Share calculated in accordance with the mathematical formula set forth in Clause 7.6(a)(i);

“Series F Redemption Start Date” means (i) December 31, 2022 (if the Company fails to consummate a Qualified Public Offering before such date), (ii) the date on which another series of Preferred Shares is requested to be redeemed pursuant to Clause 7.6, or (iii) the date on which a material breach (in the opinion of the Majority Series F Preferred Holder(s)) of Section 1.1 (Information Right and Inspection Right), Section 1.2(a) (Board of Directors), Section 3 (Right of Participation), Section 4 (Transfer Restrictions) or Section 7 (Protective Provisions) of the Shareholders Agreement; or (ii) Section 4 (Representations and Warranties of the Warrantors), Section 6.1 (Use of Proceeds from the Sale of Purchased Shares), Section 6.5 (Compliance ), Section 6.8(a) (Non-Competition) of the Series F Preferred Share Purchase Agreement and the Cosmic Blue Share Purchase Agreement, in each case, such failure is incapable of remedy (in the opinion of the Majority Series F Preferred Holder(s)) or, where such failure is capable of remedy (in the opinion of the Majority Series F Preferred Holder(s)), it has not been remedied within seven (7) days following notice of such failure from the Majority Series F Preferred Holder(s);

“Shareholders” means the holders of any Share (with each of such Shareholders being referred to as a “Shareholder”);

“Shareholders Agreement” means the Eighth Amended and Restated Shareholders Agreement dated April 16, 2021 and entered into among the Company, the HK Subsidiary, the HK Co, the WFOE, the WFOE Subsidiary, the Domestic Enterprise, the Domestic Subsidiaries, the Founders, the Founder Holding Companies, and certain other parties named therein) and as further amended, supplemented, restated or replaced from time to time (including the Joinder and Amendment to the Eighth Amended and Restated Shareholders Agreement dated May 25, 2021 made by the Company and Cosmic Blue).

“Shares” means, collectively, the Ordinary Shares, the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series D Preferred Shares, the Series E Preferred Shares, the Series F Preferred Shares and any other shares issued by the Company from time to time (with each of such Shares being referred to as a “Share”);

“Special Resolution” means, subject to the quorum requirement set forth in Regulation 7.8, a Members’ resolution expressed to be a special resolution (i) passed by a majority of not less than two-thirds (2/3) of votes cast by such Members as, being entitled to do so, vote in person or, in the case of any Member being a corporation, by its duly authorized representative or, where proxies are allowed, by proxy at a general meeting of which notice specifying the intention to propose the resolution as a special resolution has been duly given; or (ii) approved in writing by all of the Members entitled to receive notice of and to attend and vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members, and the effective date of the special resolution so adopted shall be the date on which the instrument or the last of such instruments, if more than one, is executed. Unless a poll is demanded by at least one Member, a declaration of the chairman of the meeting that the resolution has been carried shall be conclusive evidence of the fact, without proof of the number or proportion of votes recorded in favour of or against the same. In computing the majority when a poll is demanded regard shall be had to the number of votes to which each Member is entitled by the Articles;

“Subsidiary” means, with respect to any given Person, any Person of which the given Person, directly or indirectly, Controls, including but not limited through the ownership of more than fifty percent (50%) of the issued and outstanding authorized capital, share capital, voting interests or registered capital, for the avoidance of doubt, the branch of any Group Company shall not be regarded as a Subsidiary of such Group Company;

“Supermajority Directors” means the Directors holding more than two-thirds (2/3) of the voting rights among all the voting rights entitled to the directors of the Board;

“Supermajority Preferred Holders” means, subject to Regulation 7A.2 of the Articles and other restrictions otherwise agreed by the Shareholders, the holder(s) holding more than two-thirds (2/3) of the issued Preferred Shares, which must include the Supermajority Series E Preferred Holder(s);

“Supermajority Series A Preferred Holder(s)” means, subject to Regulation 7A.2 of the Articles and other restrictions otherwise agreed by the Shareholders, the holder(s) holding more than two-thirds (2/3) of the issued Series A Preferred Shares;

“Supermajority Series B Preferred Holder(s)” means, subject to Regulation 7A.2 of the Articles and other restrictions otherwise agreed by the Shareholders, the holder(s) holding more than two-thirds (2/3) of the issued Series B Preferred Shares;

“Supermajority Series C Preferred Holder(s)” means, subject to Regulation 7A.2 of the Articles and other restrictions otherwise agreed by the Shareholders, the Supermajority Series C-1/C-2 Preferred Holder(s) and the Supermajority Series C-3 Preferred Holder(s);

“Supermajority Series C-1/C-2 Preferred Holder(s)” means, subject to Regulation 7A.2 of the Articles and other restrictions otherwise agreed by the Shareholders, the holder(s) holding more than two-thirds (2/3) of the issued Series C-1 Preferred Shares and Series C-2 Preferred Shares;

“Supermajority Series C-3 Preferred Holder(s) means, subject to Regulation 7A.2 of the Articles and other restrictions otherwise agreed by the Shareholders, the holder(s) holding more than two-thirds (2/3) of the issued Series C-3 Preferred Shares;

“Supermajority Series D Preferred Holder(s)” means, subject to Regulation 7A.2 of the Articles and other restrictions otherwise agreed by the Shareholders, the holder(s) holding more than two-thirds (2/3) of the issued Series D Preferred Shares;

“Supermajority Series E Preferred Holder(s)” means, subject to Regulation 7A.2 of the Articles and other restrictions otherwise agreed by the Shareholders, the holder(s) holding more than two-thirds (2/3) of the issued Series E Preferred Shares;

“Supermajority Series F Preferred Holder(s)” means, subject to Regulation 7A.2 of the Articles and other restrictions otherwise agreed by the Shareholders, the holder(s) holding more than two-thirds (2/3) of the issued Series F Preferred Shares;

“Tiantu” means Tiantu China Consumer Fund I, L.P., a Cayman Islands exempted limited partnership, Tiantu China Consumer Fund II, L.P., a Cayman Islands exempted limited partnership and Shenzhen Tiantu Xingli Investment Enterprise (Limited Partnership), a PRC limited partnership;

“Tiger” means INTERNET FUND IV PTE. LTD., a company duly incorporated and validly existing under the Laws of Singapore;

“Trade Sale” means (i) a sale, conveyance, lease, transfer or other disposition of all or substantially all of the assets of the Group Companies taken as a whole, (ii) a transfer or an exclusive licensing of all or substantially all of the intellectual property of the Group Companies taken as a whole, (iii) a sale, transfer or other disposition of a majority of the issued and outstanding share capital of the Company or a majority of the voting power of the Company; or (iv) a merger, consolidation, amalgamation or other business combination of the Company with or into any other business entity in which the Shareholders of the Company, immediately after such merger, amalgamation, consolidation or business combination, hold shares representing less than a majority of the voting power of the outstanding share capital of the surviving business entity;

“Transfer Notice” has the meaning set forth in Regulation 6B.1;

“Treasury Share” means a Share that was previously issued but was repurchased, redeemed or otherwise acquired by the Company and not cancelled;

“written” or any term of like import includes information generated, sent, received or stored by electronic, electrical, digital, magnetic, optical, electromagnetic, biometric or photonic means, including electronic data interchange, electronic mail, telegram, telex or telecopy, and “in writing” shall be construed accordingly;

“WFOE” means Shanghai Aihui Trading Co., Ltd (上海艾慧商贸有限公司), a wholly foreign-owned enterprise established by HK Subsidiary in the PRC;

“WFOE Subsidiary” means Shanghai Yueou Information Technology Co., Ltd (上海悦欧信息技术有限公司), a wholly owned subsidiary established by WFOE in the PRC.

1.2.	In the Memorandum and the Articles, unless the context otherwise requires a reference to:

(a)	a “Regulation” is a reference to a Regulation of the Articles;

(b)	a “Clause” is a reference to a Clause of the Memorandum;

(c)	voting by Shareholders is a reference to the casting of the votes attached to the Shares held by the Shareholder voting;

(d)	the singular includes the plural and vice versa.

1.3.	Headings are inserted for convenience only and shall be disregarded in interpreting the Memorandum and the Articles.

2.	NAME

The name of the Company is AiHuiShou International Co. Ltd.

3.	STATUS

The Company is a company limited by Shares. The liability of each Member is limited to the amount from time to time unpaid on such Member’s Shares.

4.	REGISTERED OFFICE

4.1.

The registered office of the Company is at the offices of Maples Corporate Services Limited (“MCS”) at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands or at such other place as the Directors may from time to time decide.

4.2.	Subject to the provisions in this Memorandum and Articles, the Company may by Resolution of Directors change the location of its registered office.

5.	CAPACITY AND POWERS

5.1.	Subject to the Companies Act and any other Cayman Islands legislation, the Company has, irrespective of corporate benefit:

(a)	full capacity to carry on or undertake any business or activity, do any act or enter into any transaction; and

(b)	for the purposes of paragraph (a), full rights, powers and privileges.

6.	NUMBER AND CLASSES OF SHARES

6.1.	Shares in the Company shall be issued in the currency of the United States of America.

6.2.

The authorized capital of the Company is US$300,000 divided into 300,000,000 shares of par value of US$0.001 which is comprised of (i) 182,665,628 Ordinary Shares each with a par value of US$0.001; (ii) 9,497,040 Series A Preferred Shares each with a par value of US$0.001; (iii) 7,586,836 Series B Preferred Shares each with a par value of US$0.001, including (a) 1,758,711 Series B-1 Preferred Shares, (b) 2,879,784 Series B-2 Preferred Shares and (c) 2,948,341 Series B-3 Preferred Shares; (iv) 44,226,287 Series C Preferred Shares each with a par value of US$0.001, including (a) 2,747,350 Series C-1 Preferred Shares, (b) 17,099,501 Series C-2 Preferred Shares and (c) 24,379,436 Series C-3 Preferred Shares; (v) 10,068,160 Series D Preferred Shares each with a par value of US$0.001, including (a) 2,115,755 Series D-1 Preferred Shares and (b) 7,952,405 Series D-2 Preferred Shares; (vi) 36,178,666 Series E Preferred Shares each with a par value of US$0.001; (vii) 9,777,383 Series F Preferred Shares each with a par value of US$0.001, each with power for the Company insofar as is permitted by Companies Act.

6.3.	The Company may not issue fractional Shares which have the corresponding fractional rights, obligations and liabilities of a whole Share of the same class or series of Shares.

6.4.	Shares may be issued in one or more series of Shares as the Directors may by Resolution of Directors determine from time to time.

7.	RIGHTS OF SHARES

7.1.	Attendance at General Meetings and Voting Rights.

(a)	Each Preferred Share confers the right to receive notice of, attend and vote at any general meeting of Members.

(b)

Subject to the Memorandum and Articles: (i) on a show of hands, each holder of Shares present in person or by proxy or (being a corporation) by a representative shall have one vote; and (ii) on a poll, each holder of Shares present in person or by proxy or (being a corporation) by a representative shall have one vote for each Ordinary Share (in the case of Preferred Shares, calculated on a fully diluted and as-converted basis) held or represented.

(c)

The holders of Preferred Shares and Ordinary Shares shall vote together and not as separate classes, except as otherwise specified herein or in the Articles or in the Companies Act or agreed upon by the Members.

(d)

Notwithstanding other provisions herein or in the Articles, any matter that may prejudice the rights associated with, as the case may be, the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series D Preferred Shares, the Series E Preferred Shares or the Series F Preferred Shares shall have to be determined by the holders of the Series A Preferred Shares or the Series B Preferred Shares or the Series C Preferred Shares or the Series D Preferred Shares, the Series E Preferred Shares, or the Series F Preferred Shares respectively at a separate class meeting as provided in Clauses 8 and 9.

(e)

Any matter requiring the approval, determination or consent of the holders of Series A Preferred Shares or the holders of Series B Preferred Shares or the holders of Series C Preferred Shares or the holders of Series D Preferred Shares or the holders of Series E Preferred Shares or the holders of Series F Preferred Shares respectively under the Articles shall, unless otherwise specified herein or in the Articles, be determined by the holders of Series A Preferred Shares or the holders of Series B Preferred Shares or the holders of Series C Preferred Shares or the holders of Series D Preferred Shares or the holders of Series E Preferred Shares or the holders of Series F Preferred Shares respectively, in each case, then in issue, either at a duly convened class meeting or at the general meeting of the Company, or by consent in writing or otherwise.

7.2.	Dividends.

(a)

Subject to the Companies Act and the Memorandum and the Articles (including this Clause 7.2), the Directors may from time to time declare dividends (including interim dividends) and distributions on outstanding Shares of the Company and authorize payment of the same out of the funds of the Company lawfully available therefor and in accordance with the provisions of this Clause 7.2. No dividends or other distributions shall be made or declared, whether in cash or in kind, or in any other Shares of the Company, with respect to any other class or series of Shares of the Company, unless and until dividends have been paid in full on the Preferred Shares (on an as-converted basis) as provided in this Clause 7.2.

(b)

A holder of Series F Preferred Shares shall be entitled to receive from the Company, out of funds legally available therefor, cumulative dividends per Series F Preferred Share held by such holder accrued at the rate of eight percent (8%) of the Series F Issue Price, as the case may be, per annum, prior and in preference to holders of all other current or future classes or series of Shares of the Company, including the Series E Preferred Shares, the Series D Preferred Shares, the Series C-3 Preferred Shares, the Series C-2 Preferred Shares, the Series C-1 Preferred Shares, the Series B Preferred Shares, the Series A Preferred Shares and the Ordinary Shares.

(c)

After full payment to the holders of Series F Preferred Shares as provided under Clause 7.2(b) above, a holder of Series E Preferred Shares shall be entitled to receive from the Company, out of funds legally available therefor, cumulative dividends per Series E Preferred Share held by such holder accrued at the rate of eight percent (8%) of the Series E Issue Price, as the case may be, per annum, prior and in preference to holders of all other current or future classes or series of Shares of the Company other than the Series F Preferred Shares, including the Series D Preferred Shares, the Series C-3 Preferred Shares, the Series C-2 Preferred Shares, the Series C-1 Preferred Shares, the Series B Preferred Shares, the Series A Preferred Shares and the Ordinary Shares.

(d)

After full payment to the holders of Series F Preferred Shares and the holders of Series E Preferred Shares as provided under Clauses 7.2(b) and 7.2(c) above, a holder of Series D Preferred Shares shall be entitled to receive from the Company, out of funds legally available therefor, cumulative dividends per Series D Preferred Share held by such holder accrued at the rate of eight percent (8%) of the Series D Issue Price, as the case may be, per annum, prior and in preference to holders of all other current or future classes or series of Shares of the Company other than the Series F Preferred Shares and the Series E Preferred Shares, including the Series C-3 Preferred Shares, the Series C-2 Preferred Shares, the Series C-1 Preferred Shares, the Series B Preferred Shares, the Series A Preferred Shares and the Ordinary Shares.

(e)

After full payment to the holders of Series F Preferred Shares, the holders of Series E Preferred Shares and the holders of Series D Preferred Shares as provided under Clauses 7.2(b) to 7.2(d) above, a holder of Series C-3 Preferred Shares shall be entitled to receive from the Company, out of funds legally available therefor, cumulative dividends per Series C-3 Preferred Share held by such holder accrued at the rate of eight percent (8%) of the Series C-3 Issue Price, as the case may be, per annum, prior and in preference to holders of all other current or future classes or series of Shares of the Company other than the Series F Preferred Shares, the Series E Preferred Shares and the Series D Preferred Shares, including the Series C-2 Preferred Shares, the Series C-1 Preferred Shares, the Series B Preferred Shares, the Series A Preferred Shares and the Ordinary Shares.

(f)

After full payment to the holders of Series F Preferred Shares, the holders of Series E Preferred Shares, the holders of Series D Preferred Shares and the holders of Series C-3 Preferred Shares as provided under Clauses 7.2(b) to 7.2(e) above, a holder of Series C-2 Preferred Shares or Series C-1 Preferred Shares shall be entitled to receive from the Company, out of funds legally available therefor, cumulative dividends per Series C-2 Preferred Share or Series C-1 Preferred Share held by such holder accrued at the rate of eight percent (8%) of the Series C-2 Issue Price or Series C-1 Issue Price, as the case may be, per annum, prior and in preference to holders of all other current or future classes or series of Shares of the Company other than the Series F Preferred Shares, the Series E Preferred Shares, the Series D Preferred Shares and the Series C-3 Preferred Shares, including the Series B Preferred Shares, the Series A Preferred Shares and the Ordinary Shares.

(g)

After full payment to the holders of Series F Preferred Shares, the holders of Series E Preferred Shares, the holders of Series D Preferred Shares and the holders of Series C Preferred Shares as provided under Clauses 7.2(b) to 7.2(f), a holder of Series B Preferred Shares shall be entitled to receive from the Company, out of funds legally available therefor, cumulative dividends per Series B Preferred Share held by such holder accrued at the rate of eight percent (8%) of the Series B Issue Price, as the case may be, per annum, prior and in preference to holders of all other current or future classes or series of Shares of the Company other than the Series F Preferred Shares, the Series E Preferred Shares, the Series D Preferred Shares and the Series C Preferred Shares, including the Series A Preferred Shares and the Ordinary Shares.

(h)

After full payment to the holders of Series F Preferred Shares, the holders of Series E Preferred Shares, the holders of Series D Preferred Shares, the holders of Series C Preferred Shares and the holders of Series B Preferred Shares as provided under Clauses 7.2(b) to 7.2(g) above, a holder of Series A Preferred Shares shall be entitled to receive from the Company, out of funds legally available therefor, non-cumulative dividends per Series A Preferred Share held by such holder accrued at the rate of eight percent (8%) of the Series A Issue Price, as the case may be, per annum, prior and in preference to holders of all other current or future classes or series of Shares of the Company other than other than the Series F Preferred Shares, the Series E Preferred Shares, the Series D Preferred Shares, the Series C Preferred Shares and the Series B Preferred Shares, including the Ordinary Shares.

(i)

Except as otherwise provided by the Memorandum and the Articles or the rights attached to Shares, all dividends must be declared and paid according to the amounts paid up on the Shares on which the dividend is paid; and apportioned and paid proportionately to the amounts paid up on the Shares during any portion or portions of the period in respect of which the dividend is paid.

(j)

In the event the Company shall declare a dividend or distribution other than in cash, a holder of Preferred Shares shall be entitled to a proportionate share of any such distribution as though the holder of Preferred Shares was holder of the number of Ordinary Shares into which its Preferred Shares are convertible under the Articles as of the record date fixed for the determination of the holders of Ordinary Shares entitled to receive such distribution.

The Directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, in the absolute discretion of the Directors be applicable for meeting contingencies, or for equalising dividends or for any other purpose to which those funds may be properly applied and pending such application may in the absolute discretion of the Directors, either be employed in the business of the Company or be invested in such investments as the Directors may from time to time think fit.

Subject to the special rights of certain class or classes or series of Shares as to dividends or distributions, if dividends or distributions are to be declared on a class or series of Shares they shall be declared and paid according to the amounts paid or credited as paid on the Shares of such class or series outstanding on the record date for such dividend or distribution as determined in accordance with the Articles but no amount paid or credited as paid on a Share in advance of calls shall be treated for the purpose of this Clause as paid on the Share.

The Directors may deduct from any dividend or distribution payable to any Member all sums of money (if any) presently payable by it to the Company.

The Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of paid up Shares, debentures, or debenture stock of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members on the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

Any dividend, distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the Share held by them as joint holders.

No dividend shall bear interest as against the Company and no dividend shall be paid on Treasury Shares.

7.3.

Capital. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, all assets and funds of the Company legally available for distribution to the Shareholders (after satisfaction of all creditors’ claims and claims that may be preferred by law) to the Members of the Company shall be distributed in the following manner (after satisfaction of all creditors’ claims and claims that may be preferred by the Companies Act):

(a)

a holder of Series F Preferred Shares shall be entitled to receive for each Series F Preferred Share it holds, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of Series E Preferred Shares, the holders of Series D Preferred Shares, the holders of Series C Preferred Shares, the holders of Series B Preferred Shares, the holders of Series A Preferred Shares and the holders of Ordinary Shares or any other class or series of Shares by reason of their ownership of such Shares, the amount equal to one hundred and fifty percent (150%) of the Series F Issue Price plus all accrued or declared but unpaid dividends on such Series F Preferred Share (collectively, the “Series F Preferred Amount”).

(b)

after setting aside or paying in full the Series F Preferred Amount due pursuant to Clause 7.3(a) above, a holder of Series E Preferred Shares shall be entitled to receive for each Series E Preferred Share it holds, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of Series D Preferred Shares, the holders of Series C Preferred Shares, the holders of Series B Preferred Shares, the holders of Series A Preferred Shares and the holders of Ordinary Shares or any other class or series of Shares (other than the Series F Preferred Shares) by reason of their ownership of such Shares, the amount equal to one hundred and fifty percent (150%) of the Series E Issue Price plus all accrued or declared but unpaid dividends on such Series E Preferred Share (collectively, the “Series E Preferred Amount”).

(c)

after setting aside or paying in full the Series F Preferred Amount due pursuant to Clause 7.3(a) above and the Series E Preferred Amount due pursuant to Clause 7.3(b) above, a holder of Series D Preferred Shares shall be entitled to receive for each Series D Preferred Share it holds, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of Series C-3 Preferred Shares, the holders of Series C-2 Preferred Shares, the holders of Series C-1 Preferred Shares, the holders of Series B Preferred Shares, the holders of Series A Preferred Shares and the holders of Ordinary Shares or any other class or series of Shares (other than the Series F Preferred Shares and the Series E Preferred Shares) by reason of their ownership of such Shares, the amount equal to one hundred and fifty percent (150%) of the Series D Issue Price, plus all accrued or declared but unpaid dividends on such Series D Preferred Share (collectively, the “Series D Preferred Amount”).

(d)

after setting aside or paying in full the Series F Preferred Amount due pursuant to Clause 7.3(a) above, the Series E Preferred Amount due pursuant to Clause 7.3(b) above and the Series D Preferred Amount due pursuant to Clause 7.3(c) above, a holder of Series C-3 Preferred Shares shall be entitled to receive for each Series C-3 Preferred Share it holds, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of Series C-2 Preferred Shares, the holders of Series C-1 Preferred Shares, the holders of Series B Preferred Shares, the holders of Series A Preferred Shares and the holders of Ordinary Shares or any other class or series of Shares (other than the Series F Preferred Shares, the Series E Preferred Shares and the Series D Preferred Shares) by reason of their ownership of such Shares, the amount equal to one hundred and fifty percent (150%) of the Series C-3 Issue Price, plus all accrued or declared but unpaid dividends on such Series C-3 Preferred Share (collectively, the “Series C-3 Preferred Amount”).

(e)

after setting aside or paying in full the Series F Preferred Amount due pursuant to Clause 7.3(a) above, the Series E Preferred Amount due pursuant to Clause 7.3(b) above, the Series D Preferred Amount due pursuant to Clause 7.3(c) above and the Series C-3 Preferred Amount due pursuant to Clause 7.3(d) above, a holder of Series C-1 Preferred Shares or Series C-2 Preferred Shares shall be entitled to receive for each Series C-1 Preferred Share or Series C-2 Preferred Shares it holds, as the case may be, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of Series B Preferred Shares, the holders of Series A Preferred Shares and the holders of Ordinary Shares or any other class or series of Shares (other than the Series F Preferred Shares, the Series E Preferred Shares, the Series D Preferred Shares and the Series C-3 Preferred Shares) by reason of their ownership of such Shares, the amount equal to one hundred and fifty percent (150%) of the Series C-1 Issue Price or the Series C-2 Issue Price, as the case may be, plus all accrued or declared but unpaid dividends on such Series C-1 Preferred Share or Series C-2 Preferred Shares, as the case may be (collectively, the “Series C-1/C-2 Preferred Amount”).

(f)

after setting aside or paying in full the Series F Preferred Amount due pursuant to Clause 7.3(a) above, the Series E Preferred Amount due pursuant to Clause 7.3(b) above, the Series D Preferred Amount due pursuant to Clause 7.3(c) above, the Series C-3 Preferred Amount due pursuant to Clause 7.3(d) above and the Series C-1/C-2 Preferred Amount due pursuant to Clause 7.3(e) above, a holder of Series B Preferred Shares shall be entitled to receive for each Series B Preferred Share it holds, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Series A Preferred Shares and the holders of the Ordinary Shares or any other class or series of Shares (other than the Series F Preferred Shares, the Series E Preferred Shares, the Series D Preferred Shares and the Series C Preferred Shares) by reason of their ownership of such Shares, the amount equal to one hundred and fifty percent (150%) of the Series B Issue Price, as the case may be, plus all accrued or declared but unpaid dividends on such Series B Preferred Share, as the case may be (collectively, the “Series B Preferred Amount”).

(g)

after setting aside or paying in full the Series F Preferred Amount due pursuant to Clause 7.3(a) above, the Series E Preferred Amount due pursuant to Clause 7.3(b) above, the Series D Preferred Amount due pursuant to Clause 7.3(c) above, the Series C-3 Preferred Amount due pursuant to Clause 7.3(d) above, the Series C-1/C-2 Preferred Amount due pursuant to Clause 7.3(e) above and the Series B Preferred Amount due pursuant to Clause 7.3(f) above, the holder of Series A Preferred Shares shall be entitled to receive for each Series A Preferred Share it holds, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of Ordinary Shares or any other class or series of Shares (other than the Series F Preferred Shares, the Series E Preferred Shares, the Series D Preferred Shares, the Series C Preferred Shares and the Series B Preferred Shares) by reason of their ownership of such Shares, the amount equal to one hundred and fifty percent (150%) of the Series A Issue Price, plus all accrued or declared but unpaid dividends on such Series A Preferred Share (collectively, the “Series A Preferred Amount”).

(h)

after setting aside or paying in full the Series F Preferred Amount due pursuant to Clause 7.3(a) above, the Series E Preferred Amount due pursuant to Clause 7.3(b) above, the Series D Preferred Amount due pursuant to Clause 7.3(c) above, the Series C-3 Preferred Amount due pursuant to Clause 7.3(d) above, the Series C-1/C-2 Preferred Amount due pursuant to Clause 7.3(e) above and the Series B Preferred Amount due pursuant to Clause 7.3(f) above and the Series A Preferred Amount due pursuant to Clause 7.3(g) above, the remaining assets of the Company available for distribution to Members, if any, shall be distributed to the holders of Preferred Shares and holders of Ordinary Shares on a pro rata basis, based on the number of Ordinary Shares then held by each holder on an as-converted basis.

(i)

Unless waived in writing by the Supermajority Preferred Holders, a Trade Sale shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Clause 7.3. In the event of a Trade Sale, the Company shall procure that all the consideration received by the Company or payable to the Shareholders for such Trade Sale shall be distributed in accordance with this Clause 7.3 and (where applicable) shall cause any other Group Company to distribute or transfer such proceeds to the Company as soon as practicable. If any portion of such consideration is payable only upon satisfaction of contingencies (the “Additional Consideration”), the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among Shareholders in accordance with this Clause 7.3 as if the Initial Consideration were the only consideration payable in connection with such Trade Sale; and any Additional Consideration which becomes payable upon satisfaction of such contingencies shall be allocated among the Shareholders in accordance with this Clause 7.3 after taking into account the previous payment of the Initial Consideration as part of the same transaction.

Notwithstanding any other provision of this Clause 7.3, and subject to any other applicable provisions of the Memorandum and the Articles, the Company may at any time, out of funds legally available therefor, repurchase Shares of the Company issued to or held by employees or officers of any Group Company or its subsidiaries upon termination of their employment or services pursuant to any agreement approved by the Directors and providing for such right of repurchase, whether or not dividends on the Preferred Shares shall have been declared and funds set aside therefor and such repurchases shall not be subject to either the Series A Preferred Amount, the Series B Preferred Amount, the Series C-1/C-2 Preferred Amount, the Series C-3 Preferred Amount, the Series D Preferred Amount, the Series E Preferred Amount or the Series F Preferred Amount.

(j)

In the event the Company proposes to distribute assets other than cash in connection with any liquidation, dissolution or winding up of the Company, the value of the assets to be distributed to the holder of Preferred Shares and holders of Ordinary Shares shall be determined in good faith by the Board with the approval of the Supermajority Directors, which must include the affirmative votes of two-thirds (2/3) of the Preferred Directors. Any securities not subject to restrictions on free marketability shall be valued as follows:

(i)

if traded on a securities exchange, the value shall be deemed to be the average of the security’s closing prices on such exchange over the thirty (30) day period ending one (1) day prior to the distribution;

(ii)	if traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the distribution; and

(iii)	if there is no active public market, the value shall be the fair market value thereof as determined in good faith by the Board.

The method of valuation of securities subject to restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above in clauses (i), (ii) or (iii) to reflect the fair market value thereof as determined in good faith by the Board. The Supermajority Preferred Holders shall have the right to challenge any determination by the Directors of fair market value pursuant to this Clause 7.3(j), in which case the determination of fair market value shall be made by an independent appraiser selected jointly by the Directors and the challenging parties, the cost of such appraisal to be borne by the Company.

7.4.	Conversion. The Preferred Shares shall afford a holder thereof the following conversion rights:

(a)

Optional Conversion. Unless converted earlier pursuant to Clause 7.4(b) below, each Preferred Share shall be convertible, at the option of the holder thereof, at any time after the initial Series F Original Issue Date into such number of fully paid and nonassessable Ordinary Shares as determined by dividing the applicable Preferred Issue Price of such Preferred Share by the applicable Conversion Price of such Preferred Share, in each case, determined as hereinafter provided, in effect at the time of the conversion. The Conversion Price of each class of Preferred Shares shall initially be equal to the Preferred Issue Price of such class of Preferred Shares per Ordinary Share. The initial Conversion Price shall be subject to adjustment as hereinafter provided.

(b)

Automatic Conversion. Each Preferred Share shall automatically be converted into Ordinary Shares at the then effective Conversion Price of such Preferred Share, respectively, upon the closing of a Qualified Public Offering. In the event of the automatic conversion of the Preferred Shares pursuant to this Clause 7.4(b), the person(s) entitled to receive the Ordinary Shares issuable upon such conversion of Preferred Shares shall not be deemed to have converted such Preferred Shares until immediately prior to the closing of such transaction.

(c)

Mechanics of Conversion. No fractional Ordinary Share shall be issued upon conversion of the Preferred Shares. In lieu of any fractional Ordinary Shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the then applicable effective Conversion Price for such Preferred Shares.

(i)

Mechanics of Optional Conversion. In the event of an optional conversion pursuant to Clause 7.4(a), before any holder of Preferred Shares shall be entitled to convert the same into Ordinary Shares and to receive certificates therefor, the holder shall surrender the certificate or certificates therefor or deliver to the Company such other evidence of ownership as is satisfactory to the Board, duly endorsed, at the office of the Company or of any transfer agent for the Preferred Shares to be converted and shall give written notice to the Company at such office that the holder elects to convert the same. The Company shall promptly issue and deliver at such office to such holder of Preferred Shares a certificate or certificates for the number of Ordinary Shares to which the holder is entitled pursuant to this Clause 7.4 and a cheque denominated in U.S. dollars payable to the holder in the amount of any cash amounts payable (if any) as the result of a conversion into fractional Ordinary Shares. On the date of such surrender, the Register of Members shall be updated to show that the converted Preferred Shares have been redeemed and all rights with respect to the Preferred Shares so converted will terminate, with the exception of the rights of the holder thereof, upon surrender of the certificate or certificates therefor or delivery of the satisfactory of evidence of ownership, to receive Ordinary Shares (which shall be recorded as issued to such holder in the Register of Members) and certificates for the number of Ordinary Shares into which such Preferred Shares have been converted and payment of any accrued but unpaid dividends thereon. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the Preferred Shares to be converted, and the person or persons entitled to receive the Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Ordinary Shares on such date.

(ii)

Mechanics of Automatic Conversion. In the event of an automatic conversion pursuant to Clause 7.4(b), the holder of Preferred Shares will be given at least ten (10) days’ prior written notice of the date fixed (which date shall in the case of a Qualified Public Offering be the latest practicable date immediately prior to the closing of a Qualified Public Offering) and the place designated for automatic conversion of all such Preferred Shares pursuant to Clause 7.4(b). Such notice shall be sent in accordance with Regulation 20 to each record holder of the Preferred Shares at such holder’s address appearing on the Register of Members. On or before the date fixed for conversion, a holder of Preferred Shares shall surrender its certificate or certificates for all such Shares or deliver other evidence of ownership of all such Shares satisfactory to the Board, to the Company at the place designated in such notice, and the Company shall promptly issue and deliver at such place to such holder of Preferred Shares a certificate or certificates for the number of Ordinary Shares to which such holder is entitled pursuant to Clause 7.4(b) and a cheque denominated in U.S. dollars payable to the holder in the amount of any cash amounts payable (if any) as the result of a conversion into fractional Ordinary Shares. On the date fixed for conversion, the Register of Members shall be updated to show that the converted Preferred Shares have been redeemed and all rights with respect to the Preferred Shares so converted will terminate, with the exception of the rights of the holder thereof, upon surrender of the certificate or certificates therefor, to receive Ordinary Shares (which shall be recorded as issued to such holder in the Register of Members) and certificates for the number of Ordinary Shares into which such Preferred Shares have been converted and payment of any accrued but unpaid dividends thereon. All certificates or such other evidence evidencing Preferred Shares which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date such certificates are so required to be surrendered, be deemed to have been retired and cancelled and the Preferred Shares represented thereby converted into Ordinary Shares for all purposes, notwithstanding the failure of the holder or holder thereof to surrender such certificates or evidence on or prior to such date.

(iii)

Manner of Conversion. The Directors of the Company may effect such conversion in any manner available under applicable law, including redeeming or repurchasing the relevant Preferred Shares and applying the proceeds thereof towards payment for the new Ordinary Shares. For purposes of the repurchase or redemption, the Directors may, subject to the Company being able to pay its debts in the ordinary course of business, make payments out of its capital.

(d)

Reservation of Shares Issuable Upon Conversion. The Company shall at all times keep available out of its authorized but unissued Ordinary Shares solely for the purpose of effecting the conversion of the Preferred Shares such number of its Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares, and if at any time the number of authorized but unissued Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding Preferred Shares, in addition to such other remedies as shall be available to the holder of such Preferred Shares, the Company and its Members will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Ordinary Shares to such number of Shares as shall be sufficient for such purposes.

7.4A	Adjustments to Conversion Price.

(a)	Special Definitions. For purposes of this Clause 7.4A, the following definitions shall apply:

(i)	“Options” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Ordinary Shares or Convertible Securities.

(ii)

“Convertible Securities” shall mean any evidences of indebtedness, Shares (other than the Preferred Shares) or other securities directly or indirectly convertible into or exchangeable for Ordinary Shares.

(iii)	“Additional Ordinary Shares” shall mean all Ordinary Shares (including reissued Shares) issued (or, pursuant to Clause 7.4A(c), deemed to be issued) by the Company after the date hereof, other than:

(A)	Ordinary Shares issued upon conversion of the Preferred Shares authorized herein;

(B)	any Shares issued in connection with any share split, share consolidation, share dividend or other similar event;

(C)	as a dividend or distribution on Preferred Shares or any event for which adjustment is made pursuant to Clause 7.4A(f) or Clause 7.4A(g) hereof;

(D)

any securities issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all assets of such other corporation or entity, or fifty percent (50%) or more of the equity ownership or voting power of such other corporation or entity;

(E)	the Series E Preferred Shares issued upon the InnoVen Warrant Exercise;

(F)	the Series F Preferred Shares, the Series C-3 Preferred Shares and the Ordinary Shares issued pursuant to the Series F Preferred Share Purchase Agreement and the Cosmic Blue Share Purchase Agreement;

(G)	the Series E Preferred Shares issued pursuant to the Follow-On Series E Preferred Share Purchase Agreement;

(H)	any securities issued pursuant to a Qualified Public Offering; and

(I)	up to 28,096,153 Ordinary Shares (and/or options or warrants therefor) issued to officers, Directors, employees and consultants of the Company pursuant to the ESOP.

(b)

No Adjustment of Conversion Price. No adjustment in the Conversion Price of any series of Preferred Shares shall be made in respect of the issuance of Additional Ordinary Shares unless the issue price per share for an Additional Ordinary Share issued or deemed to be issued by the Company is less than then effective Conversion Price of such series of Preferred Shares, respectively, in effect for such series on the date of and immediately prior to such issue.

(c)

Deemed Issue of Additional Ordinary Shares. In the event the Company at any time or from time to time after the initial Series F Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class or series of Shares entitled to receive any such Options or Convertible Securities, then the maximum number of Ordinary Shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number that would result in an adjustment pursuant to subsection (ii) of this Clause 7.4A(c) below) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Ordinary Shares issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Ordinary Shares shall not be deemed to have been issued unless the issue price per share (determined pursuant to Clause 7.4A(e) below) of such Additional Ordinary Shares would be less than the applicable Conversion Price of any class Preferred Shares in effect, as the case may be, in each case, in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Ordinary Shares are deemed to be issued:

(i)

no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or Ordinary Shares upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(ii)

if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or increase or decrease in the number of Ordinary Shares issuable, upon the exercise, conversion or exchange thereof, the Conversion Price for each affected Preferred Share computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(iii)

upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the then effective Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if:

(A)

in the case of Convertible Securities or Options for Ordinary Shares, the only Additional Ordinary Shares issued were Ordinary Shares, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

(B)

in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the Additional Ordinary Shares deemed to have been then issued was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

(iv)

no readjustment pursuant to clause (ii) or (iii) above shall have the effect of increasing the then effective Conversion Price of any Preferred Shares, to an amount which exceeds the lower of (i) the Conversion Price of such Preferred Shares on the original adjustment date, or (ii) the Conversion Price for such Preferred Shares that would have resulted from any issuance of Additional Ordinary Shares between the original adjustment date and such readjustment date; and

(v)

in the case of any Options which expire by their terms not more than thirty (30) days after the date of issue thereof, no adjustment of the Conversion Price for any Preferred Share shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in clause (iii) above.

(d)	Adjustment of Conversion Price upon Issuance of Additional Ordinary Shares.

(i)

In the event of an issuance or deemed issuance of Additional Ordinary Shares, at any time after the initial Series F Original Issue Date, for a consideration per Ordinary Share received by the Company (net of any selling concessions, discounts or commissions) less than the applicable Conversion Price in effect immediately prior to such issue, then and in such event, the applicable Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth (1/100) of a cent) determined in accordance with the following formula:

CP2 = CP1 × (A+B) ÷ (A+C).

(ii)	For purposes of the foregoing formula, the following definitions shall apply:

“CP2” shall mean the applicable Conversion Price in effect immediately after such issue of Additional Ordinary Shares;

“CP1” shall mean the applicable Conversion Price in effect immediately prior to such issue of Additional Ordinary Shares;

“A” shall mean the number of Ordinary Shares outstanding immediately prior to such issuance of Additional Ordinary Shares, treating for this purpose as outstanding all Ordinary Shares issuable upon exercise of options outstanding immediately prior to such issue or upon conversion or exchange of Equity Securities (including the Preferred Shares) outstanding (assuming exercise of any outstanding Options or Convertible Securities therefor) immediately prior to such issue;

“B” shall mean the number of Ordinary Shares that would have been issued if such Additional Ordinary Shares had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by CP1); and

“C” shall mean the number of such Additional Ordinary Shares issued in such transaction.

(e)

Determination of Consideration. For purposes of this Clause 7.4A, the consideration received by the Company for the issue or deemed issue of any Additional Ordinary Shares shall be computed as follows:

(i)	Cash and Property. Except as provided in clause (ii) below, such consideration shall:

(A)	insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest or accrued dividends;

(B)

insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board; provided, however, that no value shall be attributed to any services performed by any employee, officer or director of the Company; and

(C)

in the event Additional Ordinary Shares are issued or deemed issued together with other Shares or securities or other assets of the Company for consideration which covers both such Additional Ordinary Shares and such other Shares or securities or other assets, be the proportion of such consideration so received with respect to such Additional Ordinary Shares, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board.

(ii)

Options and Convertible Securities. The consideration per share received by the Company for Additional Ordinary Shares deemed to have been issued pursuant to Clause 7.4A(c), relating to Options and Convertible Securities, shall be determined by dividing (x) the total amount, if any, received or receivable by the Company (net of any selling concessions, discounts or commissions) as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by (y) the maximum number of Ordinary Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(f)

Adjustments for Share Dividends, Subdivisions, Combinations or Consolidations of Ordinary Shares. In the event that the outstanding Ordinary Shares shall be subdivided (by share dividend, share sub-division, or otherwise), into a greater number of Ordinary Shares, the Conversion Price for each Preferred Share then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding Ordinary Shares shall be combined or consolidated, by reclassification or otherwise, into a lesser number of Ordinary Shares, the Conversion Price for each Preferred Share then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

(g)

Adjustments for Other Distributions. In the event the Company at any time or from time to time makes, or files a record date for the determination of holders of Ordinary Shares entitled to receive any distribution payable in securities or assets of the Company other than Ordinary Shares then and in each such event provision shall be made so that each holder of Preferred Shares shall receive upon conversion thereof, in addition to the number of Ordinary Shares receivable thereupon, the amount of securities or assets of the Company which they would have received had their Preferred Shares been converted into Ordinary Shares on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities or assets receivable by them as aforesaid during such period, subject to all other adjustment called for during such period under this Clause 7.4A with respect to the rights of the holder of such preferred Shares; provided, however, that no such provision shall be made if the holders of Preferred Shares receive, simultaneously with the distribution to the holders of Ordinary Share, a dividend or other distribution of such securities, cash or other property in an amount equal to the amount of such securities, cash or other property as they would have received if all outstanding shares of Preferred Shares had been converted into Ordinary Share on the date of such event.

(h)

Adjustments for Reclassification, Exchange and Substitution. If the Ordinary Shares issuable upon conversion of the Preferred Shares shall be changed into the same or a different number of Shares of any other class or classes of Shares, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of Shares provided for above), then and in each such event the holder of Preferred Shares shall have the right thereafter to convert each such Share into the kind and amount of shares and other securities and property receivable upon such reorganization or reclassification or other change by holders of the number of Ordinary Shares that would have been subject to receipt by the holder(s) upon conversion of the Preferred Shares, immediately before that change, all subject to further adjustment as provided herein.

(i)

No Impairment. The Company will not, by amendment of its Memorandum or Articles or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of Clause 7.4A and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of Preferred Shares against impairment.

(j)

Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price of any Preferred Share pursuant to this Clause 7.4A, the Company shall at its expense promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of such Preferred Share a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Preferred Shares, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price of such Preferred Share at the time in effect, and (iii)    the number of Ordinary Shares and the amount, if any, of other property which at the time would be received upon the conversion of such Preferred Share as the case may be.

(k)	Miscellaneous.

(i)	All calculations under this Clause 7.4A shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

(ii)

The Majority Series A Preferred Holder(s), the Majority Series B Preferred Holder(s), the Supermajority Series C Preferred Holder(s), the Majority Series D Preferred Holder(s), the Majority Series E Preferred Holders or the Majority Series F Preferred Holders shall each have the right to challenge any determination by the Board of fair value pursuant to Clause 7.4A(e) if such determination is with respect to a Series A Conversion Price adjustment, a Series B Conversion Price adjustment, a Series C Conversion Price adjustment, a Series D Price Conversion adjustment, a Series E Conversion Price adjustment or a Series F Conversion Price adjustment, respectively and correspondingly, as the case may be, in which case such determination of fair value shall be made by an independent appraiser selected jointly by the Board and the challenging Members, the cost of such appraisal to be borne equally by the Company and the challenging Members.

(iii)

No adjustment in the Conversion Price of any Preferred Share need be made if such adjustment would result in a change in the Conversion Price of such Preferred Share, of less than US$0.01. Any adjustment of less than US$0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of US$0.01 or more in the Conversion Price of such Preferred Share.

7.5.	Subject to Clauses 7.1, 7.2, 7.3, 7.4 and 7.4A above and the Memorandum and the Articles, each

Ordinary Share in the Company confers upon the Shareholder:

(a)	the right to one vote at a meeting of the Shareholders of the Company or on any resolution of the Shareholders;

(b)	the right to an equal share in any dividend paid by the Company; and

(c)	the right to an equal share in the distribution of the surplus assets of the Company on its liquidation.

7.6	Redemption.

(a)	Redemption Right.

(i)

Notwithstanding Regulation 3 in the Articles, at any time commencing on the Series F Redemption Start Date, at the request of the Majority Series F Preferred Holder(s), the Company shall redeem all or any part of the outstanding Series F Preferred Shares held by the requesting holder as elected by such holder out of funds legally available therefor including capital, at the Series F Redemption Price equal to the greater of (A) and (B) below:

(A)	an amount equal to:

IPF×(1+0.10×NF), where

IPF	= Series F Issue Price; and

NF=

a fraction, the numerator of which is the number of calendar days starting from the Series F Original Issue Date and up to and including the date of receipt by the holder thereof of the full Series F Redemption Price for such Series F Preferred Share, and the denominator of which is 365, plus all accrued or declared but unpaid dividends thereon up to and including the date of receipt by the holder thereof of the full Series F Redemption Price for such Series F Preferred Share;

(B)

the fair market value of the Series F Preferred Shares, the valuation of which shall be determined through an independent appraisal performed by an appraiser selected jointly by the Board and the holders of at least a majority of the Series F Preferred Shares that are being redeemed; provided that such valuation shall not take into account any liquidity or minority interest discounts. Where the Board and the holders of at least a majority of the Series F Preferred Shares that are being redeemed fail to agree on the appraiser, the holders of at least a majority of the Series F Preferred Shares that are being redeemed shall have the sole discretion in appointing an independent appraiser as it deems appropriate and where the holders of the Series F Preferred Shares fail to agree the appraiser between themselves, the matter shall be referred to the President of the Hong Kong Institute of Certified Public Accountants.

(ii)

Notwithstanding Regulation 3 in the Articles, at any time commencing on the Series E Redemption Start Date, at the request of the Majority Series E Preferred Holder(s), the Company shall redeem all or any part of the outstanding Series E Preferred Shares held by the requesting holder as elected by such holder out of funds legally available therefor including capital, at the Series E Redemption Price equal to the greater of (A) and (B) below:

(A)	an amount equal to:

IPE×(1+0.10×NE), where

IPE=	Series E Issue Price; and

NE=

a fraction, the numerator of which is the number of calendar days starting from the Series E Original Issue Date and up to and including the date of receipt by the holder thereof of the full Series E Redemption Price for such Series E Preferred Share, and the denominator of which is 365, plus all accrued or declared but unpaid dividends thereon up to and including the date of receipt by the holder thereof of the full Series E Redemption Price for such Series E Preferred Share;

(B)

the fair market value of the Series E Preferred Shares, the valuation of which shall be determined through an independent appraisal performed by an appraiser selected jointly by the Board and the holders of at least two thirds (2/3) of the Series E Preferred Shares that are being redeemed; provided that such valuation shall not take into account any liquidity or minority interest discounts. Where the Board and the holders of at least two thirds (2/3) of the Series E Preferred Shares that are being redeemed fail to agree on the appraiser, the holders of at least two thirds (2/3) of the Series E Preferred Shares that are being redeemed shall have the sole discretion in appointing an independent appraiser as it deems appropriate and where the holders of the Series E Preferred Shares fail to agree the appraiser between themselves, the matter shall be referred to the President of the Hong Kong Institute of Certified Public Accountants.

(iii)

Notwithstanding Regulation 3 in the Articles, at any time commencing on the Series D Redemption Start Date, at the request of the Majority Series D Preferred Holder(s), the Company shall redeem all or any part of the outstanding Series D Preferred Shares held by the requesting holder as elected by such holder out of funds legally available therefor including capital, at the Series D Redemption Price equal to the greater of (A) and (B) below:

(A)	an amount equal to:

IPD×(1+0.10×ND), where

IPD=	Series D Issue Price; and

ND=

a fraction, the numerator of which is the number of calendar days starting from the Series D Original Issue Date, and up to and including the date of receipt by the holder thereof of the full Series D Redemption Price for such Series D Preferred Share and the denominator of which is 365, plus all accrued or declared but unpaid dividends thereon up to and including the date of receipt by the holder thereof of the full Series D Redemption Price for such Series D Preferred Share;

(B)

the fair market value of the Series D Preferred Shares, the valuation of which shall be determined through an independent appraisal performed by an appraiser selected jointly by the Board and the holders of at least two-thirds (2/3) of the Series D Preferred Shares that are being redeemed; provided that such valuation shall not take into account any liquidity or minority interest discounts. Where the Board and the holders of at least two-thirds (2/3) of the Series D Preferred Shares that are being redeemed fail to agree on the appraiser, the holders of at least two-thirds (2/3) of the Series D Preferred Shares that are being redeemed shall have the sole discretion in appointing an independent appraiser as it deems appropriate and where the holders of the Series D Preferred Shares fail to agree the appraiser between themselves, the matter shall be referred to the President of the Hong Kong Institute of Certified Public Accountants.

(iv)

Notwithstanding Regulation 3 in the Articles, at any time commencing on the Series C-3 Redemption Start Date, at the request of a holder of the Series C-3 Preferred Shares, the Company shall redeem all or any part of the outstanding Series C-3 Preferred Shares held by the requesting holder as elected by such holder out of funds legally available therefor including capital, at the Series C- 3 Redemption Price equal to the greater of (A) and (B) below:

(A)	an amount equal to:

IPC3×(1+0.10×NC3), where

IPC3	= Series C-3 Issue Price; and

NC3

= a fraction, the numerator of which is the number of calendar days starting from the Series C-3 Original Issue Date and up to and including the date of receipt by the holder thereof of the full Series C-3 Redemption Price for such Series C-3 Preferred Share, and the denominator of which is 365, plus all accrued or declared but unpaid dividends thereon up to and including the date of receipt by the holder thereof of the full Series C-3 Redemption Price for such Series C-3 Preferred Share;

(B)

the fair market value of the Series C-3 Preferred Shares, the valuation of which shall be determined through an independent appraisal performed by an appraiser selected jointly by the Board and the holders of at least two-thirds (2/3) of the Series C-3 Preferred Shares that are being redeemed; provided that such valuation shall not take into account any liquidity or minority interest discounts. Where the Board and the holders of at least two-thirds (2/3) of the Series C-3 Preferred Shares that are being redeemed fail to agree on the appraiser, the holders of at least two-thirds (2/3) of the Series C-3 Preferred Shares that are being redeemed shall have the sole discretion in appointing an independent appraiser as it deems appropriate and where the holders of the Series C-3 Preferred Shares fail to agree the appraiser between themselves, the matter shall be referred to the President of the Hong Kong Institute of Certified Public Accountants.

(v)

Notwithstanding Regulation 3 in the Articles, at any time commencing on the Series C-1/C-2 Redemption Start Date, at the request of a holder of the Series C-1 Preferred Shares and/or Series C-2 Preferred Shares (as the case may be), the Company shall redeem all or any part of the outstanding Series C-1 Preferred Shares and/or Series C-2 Preferred Shares held by the requesting holder as elected by such holder out of funds legally available therefor including capital, at the Series C-1/C-2 Redemption Price equal to the greater of (A) and (B) below:

(A)	an amount equal to:

IPC×(1+0.10×NC), where

IPC=	(in the case of the Series C-1 Preferred Share) Series C-1 Issue Price or (in the case of the Series C-2 Preferred Share) Series C-2 Issue Price; and

NC=

a fraction, the numerator of which is the number of calendar days starting from the Series C-1/C-2 Original Issue Date and up to and including the date of receipt by the holder thereof of the full Series C-1 Redemption Price for such Series C-1 Preferred Share or the full Series C-2 Redemption Price for such Series C-2 Preferred Share (as the case may be) and the denominator of which is 365, plus all accrued or declared but unpaid dividends thereon up to and including the date of receipt by the holder thereof of the full Series C-1 Redemption Price for such Series C-1 Preferred Share or the full Series C-2 Redemption Price for such Series C-2 Preferred Share (as the case may be);

(B)

the fair market value of the Series C-1 Preferred Shares and C-2 Preferred Shares, the valuation of which shall be determined through an independent appraisal performed by an appraiser selected jointly by the Board and the holders of at least two-thirds (2/3) of the Series C-1 Preferred Shares and/or Series C-2 Preferred Shares that are being redeemed; provided that such valuation shall not take into account any liquidity or minority interest discounts. Where the Board and the holders of at least two-thirds (2/3) of the Series C-1 Preferred Shares and/or Series C-2 Preferred Shares that are being redeemed fail to agree on the appraiser, the holders of at least two-thirds (2/3) of the Series C-1 Preferred Shares and/or Series C-2 Preferred Shares that are being redeemed shall have the sole discretion in appointing an independent appraiser as it deems appropriate and where the holders of the Series C-1 Preferred Shares and/or Series C-2 Preferred Shares fail to agree the appraiser between themselves, the matter shall be referred to the President of the Hong Kong Institute of Certified Public Accountants.

(vi)

Notwithstanding Regulation 3 in the Articles, at any time commencing on the Series B Redemption Start Date and subject to the Companies Act, at the request of a holder of the Series B Preferred Shares, the Company shall redeem all or any part of the outstanding Series B Preferred Shares held by the requesting holder as elected by such holder out of funds legally available therefor including capital, at the Series B Redemption Price equal to the greater of (A) and (B) below:

(A)	an amount equal to:

IPB×(1.20)NB, where

IPB=	Series B Issue Price; and

NB=

a fraction, the numerator of which is the number of calendar days between the Series B Original Issue Date and to and including the date of receipt by the holder thereof of the full Series B Redemption Price for such Series B Preferred Share and the denominator of which is 365, plus all accrued or declared but unpaid dividends thereon up to the date of redemption;

(B)

the fair market value of the Series B Preferred Shares, the valuation of which shall be determined through an independent appraisal performed by an appraiser selected jointly by the Board and the holders of at least two-thirds (2/3) of the Series B Preferred Shares that are being redeemed; provided that such valuation shall not take into account any liquidity or minority interest discounts. Where the Board and the holders of at least two-thirds (2/3) of the Series B Preferred Shares that are being redeemed fail to agree on the appraiser, the holders of at least two-thirds (2/3) of the Series B Preferred Shares that are being redeemed shall have the sole discretion in appointing an independent appraiser as it deems appropriate and where the holders of the Series B Preferred shares fail to agree the appraiser between themselves, the matter shall be referred to the President of the Hong Kong Institute of Certified Public Accountants.

(vii)

Notwithstanding Regulation 3 in the Articles, at any time commencing on the Series A Redemption Start Date and subject to the Companies Act, at the request of a holder of the Series A Preferred Shares, the Company shall redeem all or any part of the outstanding Series A Preferred Shares held by the requesting holder as elected by such holder out of funds legally available therefor including capital, at the Series A Redemption Price equal to the greater of (A) and (B) below:

(A)	an amount equal to:

IPA×(1.20)NA, where

IPA=	Series A Issue Price; and

NA=

a fraction, the numerator of which is the number of calendar days between the Series A Original Issue Date to and including the date of receipt by the holder thereof of the full Series A Redemption Price for such Series A Preferred Share and the denominator of which is 365, plus all accrued or declared but unpaid dividends thereon up to the date of redemption;

(B)

the fair market value of the Series A Preferred Shares, the valuation of which shall be determined through an independent appraisal performed by an appraiser selected jointly by the Board and the Majority Series A Preferred Holder(s); provided that such valuation shall not take into account any liquidity or minority interest discounts. Where the Board and the Majority Series A Preferred Holder(s) fail to agree on the appraiser, the Majority Series A Preferred Holder(s) shall have the sole discretion in appointing an independent appraiser as it deems appropriate.

(b)

Redemption Request. Subject to the provisions of Clause 7.6, each holder of the Preferred Shares may, by written request to the Company (the “Redemption Request”), require that the Company redeem any or all of the outstanding Preferred Shares held by such holder in accordance with this Clause 7.6. The Redemption Request shall be given by hand or by mail to the address of the Company designated in the Shareholders Agreement at least thirty (30) days prior to the date set forth therein on which the Preferred Shares are to be redeemed. The Preferred Shares requested for redemption by the Company are hereinafter referred to as the “Redemption Shares”. If the Company receives any Redemption Request from any holder of certain class of Preferred Shares, it shall notify other holders of such class of Preferred Shares within ten (10) days thereafter and all other holders of such class of Preferred Shares shall have the right to participate in such redemption by sending a written notice (such notice shall be deemed as a Redemption Request as well) to the Company within ten (10) days after receipt of Company’s notice.

(c)

Manner and Mechanics of Redemption. Before a holder of Preferred Shares shall be entitled to a redemption of its Preferred Shares under the provisions of this Clause 7.6, such holder shall surrender to the Company his or its certificate or certificates representing such Preferred Shares to be redeemed at the office of the Company, and thereupon the applicable Redemption Price shall be payable to the order of the Person whose name appears on such certificate or certificates as the owner of such Preferred Shares and each such certificate shall be cancelled upon payment of the applicable Redemption Price. In the event less than all the Shares represented by any such certificate are redeemed, a new certificate shall be promptly issued representing the unredeemed Preferred Shares. Unless there has been a default in payment of the applicable Redemption Price, upon cancellation of the certificate representing such Preferred Shares to be redeemed, all dividends on such Redemption Shares shall cease to accrue and all rights of the holder thereof, except the right to receive the corresponding Redemption Price and all accrued and unpaid dividend thereon, without interest, shall cease and terminate and such Redemption Shares shall cease to be issued Shares of the Company.

(d)

Insufficient Fund. In case of the exercise of the redemption rights under Clause 7.6(a), (i) if the number of Preferred Shares that may then be legally redeemed by the Company is less than the number of all Preferred Shares to be redeemed, then the Preferred Shares shall be redeemed in the following preference sequence: the Series F Preferred Shares firstly, the Series E Preferred Shares secondly, the Series D Preferred Shares thirdly, the Series C-3 Preferred Shares fourthly, the Series C-2 Preferred Shares and Series C-1 Preferred Shares fifthly, the Series B Preferred Shares sixthly and the Series A Preferred Shares finally, (ii) if the number of Series F Preferred Shares that may then be legally redeemed by the Company is less than the number of all Series F Preferred Shares to be redeemed, then Series F Preferred Shares shall be redeemed first rateably on all Series F Preferred Shares, and the remaining Series F Preferred Shares to be redeemed shall be carried forward and redeemed as soon as the Company has legally available funds to do so, (iii) if the number of Series E Preferred Shares that may then be legally redeemed by the Company is less than the number of all Series E Preferred Shares to be redeemed, then Series E Preferred Shares shall be redeemed first rateably on all Series E Preferred Shares, and the remaining Series E Preferred Shares to be redeemed shall be carried forward and redeemed as soon as the Company has legally available funds to do so, (iv) if the number of Series D Preferred Shares that may then be legally redeemed by the Company is less than the number of all Series D Preferred Shares to be redeemed, then Series D Preferred Shares shall be redeemed first rateably on all Series D Preferred Shares, and the remaining Series D Preferred Shares to be redeemed shall be carried forward and redeemed as soon as the Company has legally available funds to do so, (v) if the number of Series C-3 Preferred Shares that may then be legally redeemed by the Company is less than the number of all Series C-3 Preferred Shares to be redeemed, then Series C-3 Preferred Shares shall be redeemed first rateably on all Series C-3 Preferred Shares, and the remaining Series C-3 Preferred Shares to be redeemed shall be carried forward and redeemed as soon as the Company has legally available funds to do so; (vi) if the number of Series C-1 Preferred Shares and Series C-2 Preferred Shares that may then be legally redeemed by the Company is less than the number of all Series C-1 Preferred Shares and Series C-2 Preferred Shares to be redeemed, then Series C-1 Preferred Shares and Series C-2 Preferred Shares shall be redeemed first rateably on all Series C-1 Preferred Shares and Series C-2 Preferred Shares, and the remaining Series C-1 Preferred Shares and Series C-2 Preferred Shares to be redeemed shall be carried forward and redeemed as soon as the Company has legally available funds to do so, (vii) if the number of all Series B Preferred Shares that may then be legally redeemed by the Company is less than the number of all Series B Preferred Shares to be redeemed, then Series B Preferred Shares shall be redeemed first rateably on all Series B Preferred Shares, and the remaining Series B Preferred Shares to be redeemed shall be carried forward and redeemed as soon as the Company has legally available funds to do so, (viii) if the number of all Series A Preferred Shares that may then be legally redeemed by the Company is less than the number of all Series A Preferred Shares to be redeemed, then Series A Preferred Shares shall be redeemed first rateably on all Series A Preferred Shares, and the remaining Series A Preferred Shares to be redeemed shall be carried forward and redeemed as soon as the Company has legally available funds to do so.

(e)

No Distribution. If the Company fails for whatever reason to redeem any Preferred Shares on its due date, until the date on which the same are redeemed, the Company shall not declare or pay any dividend nor otherwise make any distribution of or otherwise decrease its profits available for distribution.

(f)

Distribution of Profits of Subsidiaries. To the extent permitted by law, the Company shall procure that the profits of each Subsidiary of the Company for the time being available for distribution shall be paid to the Company by way of dividend or any other legally available method for distributing funds out of such subsidiary if and to the extent that, but for such payment, the Company would not itself otherwise have sufficient profits available for distribution to make any redemption of Preferred Shares required to be made pursuant to this Clause 7.6.

7.7.	The Company covenants and agrees that, commencing on the date hereof, the Company will deliver to each Preferred Holder:

(a)

audited annual consolidated financial statements within one hundred and twenty (120) days after the end of each fiscal year, prepared in accordance with the GAAP and IFRS and audited by the Auditor; and a summary of transactions with a Related Party or a Shareholder (or any Affiliates or Associates of such a Shareholder) during such fiscal year;

(b)

audited annual individual financial statements in respect of each Group Company (on an unconsolidated basis) within one hundred and twenty (120) days after the end of each fiscal year, prepared in accordance with the GAAP and IFRS and audited by the Auditor;

(c)	its unaudited consolidated quarterly financial statements within forty-five (45) days of the end of each fiscal quarter, prepared in accordance with the GAAP and IFRS;

(d)

unaudited quarterly individual financial statements in respect of each Group Company (on an unconsolidated basis) within forty-five (45) days of the end of each fiscal quarter, prepared in accordance with the GAAP and IFRS;

(e)

unaudited monthly consolidated financial statements of the Group Companies, a report on the updated shareholding structure of the Group Companies, which shall include names of shareholders of each Group Company and the number and type of equity securities held by each of them, and a summary of transactions with a Related Party or a Shareholder (or any Affiliates or Associates of such a Shareholder) during such month, within thirty (30) days after the end of each calendar month;

(f)	any management letter or any letter of similar nature issued by the Auditor or auditors of any other Group Company within fifteen (15) days after receipt thereof;

(g)

proposed annual business plan of the Group Companies forecasting the Group Companies’ revenues, expenses, and cash position on a month-to-month basis for the following fiscal year as approved by the Board, at least forty-five (45) days prior to the end of each fiscal year;

(h)

copies of all documents (including notice, agenda and other relevant materials) or other information sent to the Shareholders of the Company before date of the proposed general or extraordinary meeting of the Shareholders pursuant to the Memorandum and the Articles;

(i)	minutes of a general or extraordinary meeting of Members duly reflecting the decisions adopted at such meeting within fifteen (15) days after the Shareholders meeting; and

(j)	upon the written request by the Preferred Holders, such other information as the Preferred Holders shall reasonably request.

(the above rights, collectively, the “Information Rights”)

All the financial statements referred to in this Clause 7.7 shall include an income statement, a balance sheet and a cash flow statement for the relevant period as well as for the fiscal year to-date and shall be prepared in conformance with the GAAP and IFRS and verified and certified as true, correct and not misleading by the chief financial officer or the chief executive officer of the Company.

7.8.

Each Preferred Holder who holds no less than two percent (2%) of the Shares then outstanding (calculated on a fully diluted and as-converted basis) shall have the following rights during normal business hours: (a) the right to inspect facilities, records and books of each Group Company at any time during regular working hours on reasonable prior notice to the Company, and (b) the right to discuss the business, operations and conditions of each Group Company with its directors, officers, employees, accountants, legal counsel and investment bankers (the “Inspection Rights”).

7.9

The Information Rights and Inspection Rights shall terminate upon consummation of a Qualified Public Offering save that the Information Right in relation to the matters set forth in Exhibit C of the Shareholders Agreement shall survive such a Qualified Public Offering.

8.	VARIATION OF RIGHTS

(a)

Subject to and without prejudice to the other provisions under the Memorandum and the Articles (including Clauses 8(c) through 8(h) and Regulation 7A), if at any time the share capital of the Company is divided into different classes or series of Shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the Shares of that class or series) may, whether or not the Company is being wound-up and except where the Articles or the Companies Act impose any stricter quorum, voting or procedural requirements in regard to the variation of rights attached to a specific class or series, be varied with the consent in writing of the requisite holders of the issued Shares of that class or series.

(b)

The provisions of the Memorandum and the Articles relating to general meetings shall apply to every such separate general meeting of the holders of one class or series of Shares except that the necessary quorum shall be one or more Persons holding or representing in person or by proxy at least a majority of the issued Shares of the class or series and that any holder of Shares of the class or series present in person or by proxy may demand a poll.

(c)

The rights attached to the Series A Preferred Shares shall not be varied in any way to be subordinated to and shall at all times at least rank pari passu with, or pursuant to the provisions contained herein, as applicable, rank senior to, the rights attached to any other classes or series of Shares issued as of the date hereof (other than the Series B Preferred Shares, the Series C Preferred Shares, the Series D Preferred Shares, the Series E Preferred Shares and the Series F Preferred Shares), unless with the consent in writing of the Supermajority Series A Preferred Holder(s).

(d)

The rights attached to the Series B Preferred Shares shall not be varied in any way to be subordinated to and shall at all times at least rank pari passu with, or pursuant to the provisions contained herein, as applicable, rank senior to, the rights attached to any other classes or series of Shares issued as of the date hereof (other than the Series C Preferred Shares, the Series D Preferred Shares, the Series E Preferred Shares and the Series F Preferred Shares), unless with the consent in writing of the Supermajority Series B Preferred Holder(s).

(e)

The rights attached to the Series C Preferred Shares shall not be varied in any way to be subordinated to and shall at all times at least rank pari passu with, or pursuant to the provisions contained herein, as applicable, rank senior to, the rights attached to any other classes or series of Shares issued as of the date hereof (other than the Series D Preferred Shares, the Series E Preferred Shares and the Series F Preferred Shares), unless with the consent in writing of the Supermajority Series C Preferred Holder(s).

(f)

The rights attached to the Series D Preferred Shares shall not be varied in any way to be subordinated to and shall at all times at least rank pari passu with, or pursuant to the provisions contained herein, as applicable, rank senior to, the rights attached to any other classes or series of Shares issued as of the date hereof (other than the Series E Preferred Shares and the Series F Preferred Shares), unless with the consent in writing of the Supermajority Series D Preferred Holder(s).

(g)

The rights attached to the Series E Preferred Shares shall not be varied in any way to be subordinated to and shall at all times at least rank pari passu with, or pursuant to the provisions contained herein, as applicable, rank senior to, the rights attached to any other classes or series of Shares issued as of the date hereof (other than the Series F Preferred Shares), unless with the consent in writing of the Supermajority Series E Preferred Holder(s).

(h)

The rights attached to the Series F Preferred Shares shall not be varied in any way to be subordinated to and shall at all times at least rank pari passu with, or pursuant to the provisions contained herein, as applicable, rank senior to, the rights attached to any other classes or series of Shares issued as of the date hereof, unless with the consent in writing of the Supermajority Series F Preferred Holder(s).

9.	RIGHTS NOT VARIED BY THE ISSUE OF SHARES PARI PASSU

Notwithstanding other provisions contained herein, the rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of Shares ranking senior thereto or pari passu therewith.

10.	REGISTERED SHARES

10.1.	The Company shall issue registered shares only.

10.2.	The Company is not authorised to issue bearer shares, convert registered shares to bearer shares or exchange registered shares for bearer shares.

11.	TRANSFER OF SHARES

11.1.

Subject to any limitations in the Articles and subject to Clause 12, the Company shall, on receipt of an instrument of transfer complying with Regulation 6.1 of the Articles, enter the name of the transferee of a Share in the Register of Members unless the Directors resolve to refuse or delay the registration of the transfer for reasons that shall be specified in a Resolution of Directors.

11.2.	The Directors may not resolve to refuse or delay the transfer of a Share unless the Shareholder has failed to pay an amount due in respect of the Share.

12.	AMENDMENT OF THE MEMORANDUM AND THE ARTICLES

12.1.

Subject to the provisions of the Companies Act and this Memorandum and the Articles (in particular, with respect to the variation of rights attached to a specific class or series of Shares of the Company), the Company may by Special Resolution:

(i)	change its name;

(ii)	alter or add to the Articles;

(iii)	alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

(iv)	reduce its share capital and any capital redemption reserve fund.

12.2.	Any amendment of the Memorandum or the Articles will take effect on the date that the Special Resolution is passed.

[INTESTINALLY LEFT BLANK]

TERRITORY OF THE CAYMAN ISLANDS

THE COMPANIES ACT (AS REVISED)

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

AiHuiShou International Co. Ltd.

(Adopted by Special Resolution on May 21, 2021)

A COMPANY LIMITED BY SHARES

1.	REGISTERED SHARES

1.1.

Every Shareholder is entitled to a certificate signed by a Director or officer of the Company, or any other person authorised by Resolution of Directors, or under the Seal specifying the number of Shares held by him and the signature of the Director, officer or authorised person and the Seal may be facsimiles.

1.2.

Any Shareholder receiving a certificate shall indemnify and hold the Company and its Directors and officers harmless from any loss or liability which it or they may incur by reason of any wrongful or fraudulent use or representation made by any person by virtue of the possession thereof. If a certificate for Shares is worn out or lost it may be renewed on production of the worn out certificate or on satisfactory proof of its loss together with such indemnity as may be required by Resolution of Directors.

1.3.	If several Eligible Persons are registered as joint holders of any Shares, any one of such Eligible Persons may give an effectual receipt for any Distribution.

2.	SHARES

2.1.

Subject to the relevant Clauses and Regulations, if any, in the Memorandum and the Articles and without prejudice to any special rights conferred on the holders of existing Shares, Shares and other securities may be issued at such times, to such Eligible Persons, for such consideration and on such terms as the Directors may by Resolution of Directors determine.

2.3.

A Share may be issued for consideration in any form, including money, a promissory note, or other written obligation to contribute money or property, real property, personal property (including goodwill and know-how), services rendered or a contract for future services.

2.4.	No Shares may be issued for a consideration other than money, unless a Resolution of Directors has been passed stating:

(a)	the amount to be credited for the issue of the Shares;

(b)	the determination of the Directors of the reasonable present cash value of the non-money consideration for the issue; and

(c)	that, in the opinion of the Directors, the present cash value of the non-money consideration for the issue is not less than the amount to be credited for the issue of the Shares.

2.5.	The Company shall keep a register (the “Register of Members”) containing:

(a)	the names and addresses of the Eligible Persons who hold Shares;

(b)	the number of each class and series of Shares held by each Shareholder;

(c)	the date on which the name of each Shareholder was entered in the Register of Members; and

(d)	the date on which any Eligible Person ceased to be a Shareholder.

2.6.

The Register of Members may be in any such form as the Directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Until the Directors otherwise determine, the magnetic, electronic or other data storage form shall be the original Register of Members.

2.7.	A Share is deemed to be issued when the name of the Shareholder is entered in the Register of Members.

3.	REDEMPTION OF SHARES AND TREASURY SHARES

3.1.

Subject to other provisions in the Memorandum and the Articles, the Company may purchase, redeem or otherwise acquire and hold its own Shares save that the Company may not purchase, redeem or otherwise acquire its own Shares without the consent of Shareholders whose Shares are to be purchased, redeemed or otherwise acquired unless the Company is permitted by the Companies Act or any other provision in the Memorandum or Articles to purchase, redeem or otherwise acquire the Shares without their consent.

3.2.

Subject to other provisions in this Memorandum and Articles, the Company may only offer to purchase, redeem or otherwise acquire Shares if by Special Resolution authorising the purchase, redemption or other acquisition contains a statement that the Directors are satisfied, on reasonable grounds, that immediately after the acquisition the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

3.4.

Shares that the Company purchases, redeems or otherwise acquires pursuant to this Regulation may be cancelled or held as Treasury Shares except to the extent that such Shares are in excess of fifty percent (50%) of the issued Shares in which case they shall be cancelled but they shall be available for reissue.

3.5.	All rights and obligations attaching to a Treasury Share are suspended and shall not be exercised by the Company while it holds the Share as a Treasury Share.

3.6.

Treasury Shares may be transferred by the Company on such terms and conditions (not otherwise inconsistent with the Memorandum and the Articles) as the Company may by Resolution of Directors determine.

3.7.

Where Shares are held by another body corporate of which the Company holds, directly or indirectly, shares having more than fifty percent (50%) of the votes in the election of directors of the other body corporate, all rights and obligations attaching to the Shares held by the other body corporate are suspended and shall not be exercised by the other body corporate.

4.	MORTGAGES AND CHARGES OF SHARES

4.1.	Subject to other provisions in this Memorandum and Articles, Shareholders may mortgage or charge their Shares.

4.2.	There shall be entered in the Register of Members at the written request of the Shareholder:

(a)	a statement that the Shares held by it are mortgaged or charged;

(b)	the name of the mortgagee or chargee; and

(c)	the date on which the particulars specified in subparagraphs (a) and (b) are entered in the Register of Members.

4.3.	Where particulars of a mortgage or charge are entered in the Register of Members, such particulars may be cancelled:

(a)	with the written consent of the named mortgagee or chargee or anyone authorised to act on his behalf; or

(b)

upon evidence satisfactory to the Directors of the discharge of the liability secured by the mortgage or charge and the issue of such indemnities as the Directors shall consider necessary or desirable.

4.4.	Whilst particulars of a mortgage or charge over Shares are entered in the Register of Members pursuant to this Regulation:

(a)	no transfer of any Share the subject of those particulars shall be effected;

(b)	the Company may not purchase, redeem or otherwise acquire any such Share; and

(c)	no replacement certificate shall be issued in respect of such Shares,

without the written consent of the named mortgagee or chargee.

5.	FORFEITURE

5.1.

Shares that are not fully paid on issue are subject to the forfeiture provisions set forth in this Regulation and for this purpose Shares issued for a promissory note, other written obligation to contribute money or property or a contract for future services are deemed to be not fully paid.

5.2.	A written notice of call specifying the date for payment to be made shall be served on the Shareholder who defaults in making payment in respect of the Shares.

5.3.

The written notice of call referred to in Regulation 5.2 shall name a further date not earlier than the expiration of fourteen (14) days from the date of service of the notice on or before which the payment required by the notice is to be made and shall contain a statement that in the event of non-payment at or before the time named in the notice the Shares, or any of them, in respect of which payment is not made will be liable to be forfeited.

5.4.

Where a written notice of call has been issued pursuant to Regulation 5.3 and the requirements of the notice have not been complied with, the Directors may, at any time before tender of payment, forfeit and cancel the Shares to which the notice relates.

5.5.

The Company is under no obligation to refund any moneys to the Shareholder whose Shares have been cancelled pursuant to Regulation 5.4 and that Shareholder shall be discharged from any further obligation to the Company.

6.	TRANSFER OF SHARES

6.1.

Subject to any limitations of the Memorandum and the Articles, Shares may be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee, which shall be sent to the Company for registration.

6.2.	The transfer of a Share is effective when the name of the transferee is entered on the Register of Members.

6.3.

If the Directors of the Company are satisfied that an instrument of transfer relating to Shares has been signed but that the instrument has been lost or destroyed, they may resolve by Resolution of Directors:

(a)	to accept such evidence of the transfer of Shares as they consider appropriate; and

(b)	that the transferee’s name should be entered in the Register of Members notwithstanding the absence of the instrument of transfer.

6.4.

Subject to any limitations of the Memorandum and the Articles, the personal representative of a deceased Shareholder may transfer a Share even though the personal representative is not a Shareholder at the time of the transfer.

6A.	RIGHT OF PARTICIPATION

6A.1.

General. Any Preferred Holder and its respective permitted transferees to which rights under this Regulation 6A have been duly assigned in accordance with the Shareholders Agreement (a “Participation Rights Holder”) shall have the right of first refusal to purchase such Participation Rights Holder’s Pro Rata Share of all (or any part) of any New Securities that the Company may from time to time issue after the date hereof and the New Securities (if any) that have not been subscribed by the other Shareholders (the “Right of Participation”).

6A.2.

New Securities. “New Securities” shall mean any Preferred Shares, any Ordinary Shares or other Equity Securities of the Company, whether now authorized or not, and rights, options or warrants to purchase such Preferred Shares, Ordinary Shares, Equity Securities of the Company, or securities of any type whatsoever that are, may become, convertible or exchangeable into such Preferred Shares, Ordinary Shares or other Equity Securities of the Company, provided, however, that the term “New Securities” shall not include:

(a)	Ordinary Shares issued upon the conversion of Preferred Shares;

(b)

any Shares issued in connection with any share sub-division, share consolidation, share dividend or other similar event in which the Participation Rights Holder is entitled to participate on a pro rata basis;

(c)	any Shares issued upon the exercise, conversion or exchange of any outstanding security if such outstanding security constitutes any New Securities;

(d)	any Equity Securities issued pursuant to a Qualified Public Offering;

(e)	the Series E Preferred Shares issued pursuant to the Follow-On Series E Preferred Share Purchase Agreement;

(f)	the Series E Preferred Shares issued upon the InnoVen Warrant Exercise;

(g)	the Series F Preferred Shares, the Series C-3 Preferred Shares and the Ordinary Shares issued pursuant to the Series F Preferred Share Purchase Agreement and the Cosmic Blue Share Purchase Agreement;

(h)

any securities issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all assets of such other corporation or entity, or fifty percent (50%) or more of the equity ownership or voting power of such other corporation or entity; and

(i)	up to 28,096,153 Ordinary Shares (and/or options or warrants therefor) issued to employees, officers, directors, consultants or advisers of the Group Companies pursuant to the ESOP.

6A.3.

Participation Notice. If the Company wishes to make any issue of New Securities, it shall prior to such issue give each Participation Rights Holder a written notice of the proposed issue. The notice shall set forth the terms and conditions of the proposed issue (including the number of New Securities to be offered and the price, if any, for which the Company proposes to offer such New Securities), and the number of New Securities that the Participation Rights Holder can elect to purchase and shall constitute an offer to issue the relevant portion of the New Securities to the Participation Rights Holder on such terms and conditions.

6A.4.

Acceptance Notice. A Participation Rights Holder may accept such offer by delivering a written notice of acceptance (the “Acceptance Notice”) to the Company within thirty (30) days (the “Participation Period”) after receipt of the notice of the Company of the proposed issue. The Participation Rights Holder exercising its right of participation shall be entitled to participate in the purchase of New Securities for the price and upon the terms and conditions specified in the notice issued by the Company and by delivering the Acceptance Notice stating therein the quantity of New Securities to be purchased (not to exceed such Participation Rights Holder’s full Pro Rata Share). If any Participation Rights Holder fails to so respond in writing within the Participation Period, then such Participation Rights Holder shall forfeit the right hereunder to purchase its Pro Rata Share of such New Securities, but shall not be deemed to forfeit any right with respect to any other issuance of New Securities. If any Participation Rights Holder elects not to purchase its Pro Rata Share of such New Securities in full, the Company shall, after its receipt of written notices from all of the Participation Rights Holders pursuant to this Regulation or upon the expiration of the Participation Period, send a second written notice to all of the Participation Rights Holders that have elected to purchase in full their respective Pro Rata Share of such New Securities (the “Oversubscription Participants”), setting forth the total number of New Securities that have not been subscribed for. Each such Oversubscription Participants shall then have ten (10) days (the “Second Participation Period”) after the receipt of the second written notice to notify the Company of its desire to purchase more than its Pro Rata Share of the New Securities, stating the number of the additional New Securities it proposes to purchase (the “Additional Number”). If, as a result thereof, such oversubscription exceeds the total number of the remaining New Securities available for purchase, each Oversubscription Participant will be cut back by the Company with respect to its oversubscription to such number of remaining New Securities equal to the lesser of (x) the Additional Number and (y) the product obtained by multiplying (i) the number of the remaining New Securities available for oversubscription by (ii) a fraction, the numerator of which is the number of Ordinary Shares (calculated on a fully diluted and as-converted basis) held by such Oversubscription Participant and the denominator of which is the total number of Ordinary Shares (calculated on a fully diluted and as-converted basis) held by all the Oversubscription Participants who have applied to purchase the Additional Number.

6A.5.

Failure to Exercise. Upon the expiration of the Participation Period (or the Second Participation Period, if relevant), the Company may complete the issue of New Securities with respect to which the right of participation hereunder were not exercised on the terms and conditions specified in the Company’s notice within ninety (90) days following the expiration of the Participation Period (or the Second Participation Period, if relevant). If the Company does not complete the issue of the New Securities within such ninety (90)-day period, the right of participation provided in this Regulation 6A in respect of such New Securities shall be deemed to be revived and the New Securities shall not be offered to any person unless first re-offered to the Participation Rights Holder in accordance with this Regulation 6A again.

6A.6.

Adherence to Shareholders Agreement. The Company shall not issue any Shares to a Person who is not a Shareholder unless such Person has agreed to adhere to the terms and conditions of the Shareholders Agreement and become a party thereto.

6A.7.

Prohibited Issuance. Notwithstanding any other provision in the Articles, the Company shall in no event issue or transfer any securities to a Person who is on (i) the lists promulgated by the United Nations Security Council or its committees pursuant to resolutions issued under Chapter VII of the United Nations Charter or (ii) the World Bank Listing of Ineligible Firms.

6A.8.	Termination. The Right of Participation for each Participation Rights Holder shall terminate upon the consummation of a Qualified Public Offering.

6B.	RIGHT OF FIRST REFUSAL ON SHARE TRANSFER

6B.1.

Sale of Ordinary Shares; Notice of Sale. Subject to Regulation 6E of the Articles, if any Selling Shareholder proposes to sell or transfer any Ordinary Share Equivalents held by it directly or indirectly, then such Selling Shareholder shall promptly give a written notice (the “Transfer Notice”) to the Company and each Preferred Holder prior to such sale or transfer. The Transfer Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the number of Offered Shares, the nature of such sale or transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee.

6B.2.

Right of First Refusal by the Company. Subject to the Companies Act, the Company will have the right, exercisable upon a written notice (the “First Refusal Notice”) to the Selling Shareholder and the Preferred Holders within thirty-five (35) days after receipt of the Transfer Notice (the “Company Option Period”) of its election to exercise its right of first refusal hereunder. The First Refusal Notice shall set forth the number of Offered Shares that the Company wishes to purchase.

6B.3.

Right of First Refusal by Preferred Holders. Upon receipt of a Transfer Notice, the Company shall convene a general meeting to determine whether it will exercise its right of first refusal. A Selling Shareholder shall abstain from voting on a resolution in relation to the Company’s repurchase of such Selling Shareholder’s Equity Securities. If the Company does not timely elect to purchase all of the Offered Shares pursuant to Regulation 6B.2 above, then the Company shall deliver to each Preferred Holder written notice (the “Company Notice”) thereof within ten (10) days after the expiration of the Company Option Period, and each Preferred Holder shall have an option for a period of ten (10) days following receipt of the Company Notice (the “Option Period”) to elect to purchase all or any portion of the Offered Shares at the same price and subject to the same terms and conditions as described in the Transfer Notice, by notifying the Selling Shareholder and the Company in writing before expiration of the Option Period as to the number of such Offered Shares that it wishes to purchase. Each Preferred Holder may allocate the Offered Shares it is entitled to purchase under this Regulation 6B.3 to another Person nominated by it. Such right of first refusal may be exercised as follows:

(a)

First Refusal Allocation. Each Preferred Holder shall have the right to purchase such number of the Offered Shares (the “First Refusal Allocation”) that is equal to the product obtained by multiplying the aggregate number of the Offered Shares by a fraction, the numerator of which is the number of Ordinary Share Equivalents held by that Preferred Holder at the time of the transaction (on an as-converted basis) and the denominator of which is the total number of Ordinary Share Equivalents owned by all Preferred Holders at the time of the transaction (on an as-converted basis). The Preferred Holders shall not have a right to purchase any of the Offered Shares unless it exercises its right of first refusal within the Option Period to purchase up to all of its First Refusal Allocation of the Offered Shares. If a Preferred Holder has not applied to purchase its First Refusal Allocation of the Offered Shares, the Company shall give each other Preferred Holder that has applied to purchase up to all of its First Refusal Allocation of the Offered Shares a written notice specifying the number of remaining Offered Shares (the “First Refusal Second Allocation Notice”). Within ten (10) days after receipt of the First Refusal Second Allocation Notice (the “Second Option Period”), such other Preferred Holder may apply to acquire such number of the remaining Offered Shares that is equal to the product obtained by multiplying the aggregate number of the remaining Offered Shares by a fraction, the numerator of which is the number of Ordinary Share Equivalents held by that Preferred Holder at the time of the transaction (on an as-converted basis) and the denominator of which is the total number of Ordinary Share Equivalents held by all the Preferred Holders who have applied to acquire such remaining Offered Shares.

(b)

Expiration Notice. Within ten (10) days after expiration of the Option Period or the Second Option Period (as the case may be), the Company shall give a written notice (the “First Refusal Expiration Notice”) to the Selling Shareholder and the Preferred Holders (i) specifying the number of the Offered Shares that will be purchased by the Preferred Holder(s) and the identity of such Preferred Holder(s) or such other Person as such Preferred Holder(s) may nominate who will purchase the Offered Shares and/or (ii) to the extent that there are any remaining Offered Shares that have not been taken up by the Preferred Holders, specifying the Co-Sale Pro Rata Portion of the remaining Offered Shares for the purpose of the Preferred Holder’s co-sale right described in Regulation 6C below.

(c)

Purchase Price. The purchase price for the Offered Shares to be purchased by the Preferred Holders will be the price set forth in the Transfer Notice, but will be payable as set forth in Regulation 6B.3(d) below. If the purchase price in the Transfer Notice includes consideration other than cash, the cash equivalent value of the non-cash consideration will be as previously determined by the Board in good faith, which determination will be binding upon the Company, the Preferred Holders and the Selling Shareholder, absent fraud or error.

(d)

Payment. Payment of the purchase price for the Offered Shares purchased by a Preferred Holder shall be made by wire transfer or cheque as directed by the Selling Shareholder within thirty (30) days following the date of the First Refusal Expiration Notice, and concurrently therewith, the Selling Shareholder shall (i) sell and deliver the Offered Shares to such Preferred Holder or such other Person as such Preferred Holder may nominate, (ii) deliver all necessary documents, duly executed, to enable the relevant Offered Shares to pass fully and effectively into the name of such Preferred Holder or such other Person as such Preferred Holder may nominate, and (iii) do all such other acts and/or execute all such other documents in a form satisfactory to such Preferred Holder as it may reasonably require to give effect to the transfer of the relevant Offered Shares to it, and the Company shall concurrently therewith (i) deliver to such Preferred Holder a copy of the Company’s register of members, updated to show such Preferred Holder or such other Person as such Preferred Holder may nominate as the transferee and owner of the applicable number of Offered Shares it purchased under this Regulation 6B and (ii) deliver to such Preferred Holder or such other Person as such Preferred Holder may nominate the new share certificate representing the Offered Shares.

(e)

Rights of a Selling Shareholder. If a Preferred Holder exercises its right of first refusal to purchase the Offered Shares, then, upon the date the notice of such exercise is given by such Preferred Holder, the Selling Shareholder will have no further rights as a holder of such Offered Shares except the right to receive payment for such Offered Shares from such Preferred Holder in accordance with the terms of these Articles, and the Selling Shareholder will forthwith cause all certificate(s) evidencing such Offered Shares to be surrendered to the Company.

(f)

Application of Co-Sale Right. In the event that a Preferred Holder has not elected to purchase any or all of its First Refusal Allocation of the Offered Shares, then the sale of the remaining Offered Shares will become subject to the co-sale right of the Preferred Holders as set forth in Regulation 6C below.

6C.	CO-SALE RIGHT

6C.1.

To the extent that a Preferred Holder has not exercised its right of first refusal with respect to all of its First Refusal Allocation of the Offered Shares, then the Preferred Holder who has not exercised its right of first refusal (the “Co-Sale Right Holder”) shall have the right, exercisable upon a written notice to the Selling Shareholder and the Company (the “Co-Sale Notice”) within twenty (20) days after receipt of the First Refusal Expiration Notice (the “Co-Sale Right Period”), to participate in such sale of the Offered Shares that are the subject of the co-sale right on the same terms and conditions as set forth in the Transfer Notice. The Co-Sale Notice given by a Co-Sale Right Holder shall set forth the number of Ordinary Share Equivalents (on both an absolute and as-converted to Ordinary Shares basis) that such Co-Sale Right Holder wishes to include in such sale or transfer, which amount shall not exceed the Co-Sale Pro Rata Portion of such Co-Sale Right Holder. To the extent a Co-Sale Right Holder exercises such co-sale right in accordance with the terms and conditions set forth below, the Selling Shareholder shall procure the prospective purchaser to acquire the Ordinary Share Equivalents that are the subject of the Co-Sale Notice. The co-sale right of a Co-Sale Right Holder shall be subject to the following terms and conditions:

(a)	Co-Sale Pro Rata Portion. A Co-Sale Right Holder may sell all or any part of such number of Ordinary Share Equivalents held by it that is equal to the Co-Sale Pro Rata Portion.

(b)

Transferred Shares. Each Co-Sale Right Holder shall effect its participation in the sale by promptly delivering to the Selling Shareholder for transfer to the prospective purchaser an instrument of transfer, which represents the number of Ordinary Share Equivalents which such Co-Sale Right Holder elects to sell.

(c)

Payment to Co-Sale Right Holder. The instrument of transfer that a Co-Sale Right Holder delivers to the Selling Shareholder pursuant to Regulation 6C.1(b) shall be transferred to the prospective purchaser in consummation of the sale of the Offered Shares pursuant to the terms and conditions specified in the Transfer Notice, and the Selling Shareholder shall concurrently therewith remit to such Co-Sale Right Holder that portion of the sale proceeds to which such Co-Sale Right Holder is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase any Share or other securities from a Co-Sale Right Holder, the Selling Shareholder shall not sell to such prospective purchaser or purchasers any Ordinary Share Equivalents unless and until, simultaneously with such sale, the Selling Shareholder shall purchase such Shares or other Equity Securities of the Company from such Co-Sale Right Holder.

(d)

Right to Transfer. To the extent that the Preferred Holders have not purchased all the Offered Shares subject to the Transfer Notice and have elected not to exercise their respective co-sale right in respect of such Offered Shares, the Selling Shareholder may, not later than ninety (90) days following delivery to the Company and the Preferred Holders of the Transfer Notice, conclude a transfer of the Offered Shares which are the subject of the Transfer Notice and which no Preferred Holder has applied to purchase or to participate in the sale, on substantially the same terms and conditions as those described in the Transfer Notice to the transferee identified in the Transfer Notice provided that such a transferee is a bona fide third party. Any proposed transfer on terms and conditions which are materially different from those described in the Transfer Notice, as well as any subsequent proposed transfer of any Ordinary Share Equivalents by the Selling Shareholder, shall again be subject to the right of first refusal and the co-sale right of the Company and the Preferred Holders, as applicable, and shall require compliance by the Selling Shareholder with the procedures described in Regulation 6B and Regulation 6C of the Articles.

(e)

Full Co-Sale Right. Notwithstanding any other provisions in this Regulation 6C.1, (i) where as a result of a proposed transfer of all or any of Ordinary Share Equivalents, a change of Control in the Company or (as the case may be) another Group Company would occur, a Co-Sale Right Holder shall have the right to participate in the proposed transfer by selling all of its Ordinary Share Equivalents; and (ii) where any Preferred Holder would hold less than a half percent (0.5%) of the total issued share capital of the Company, such Co-Sale Right Holder shall have the right to participate in the proposed transfer by selling all of its Ordinary Share Equivalents. The provisions set out in Regulations 6C.1(b) and 6C.1(c) shall apply mutatis mutandis to such a transfer.

(f)

Representations and Warranties. Where a Preferred Holder exercises its co-sale right pursuant to Regulation 6C, it shall not be required to give any representations and warranties other than the warranties in respect of its title to the Equity Interests to be sold pursuant to the exercise of its co-sale right, warranties in respect of its authority to consummate a sale pursuant to the exercise of its co-sale right, and warranties that there is no encumbrances on the Equity Interests to be sold pursuant to the exercise of its co-sale right.

(g)

Notwithstanding anything to the contrary contained herein, each Shareholder agrees that it will not, and will procure that no other Person will, circumvent or otherwise avoid the requirements and transfer restrictions in this Regulation 6 (including, for the avoidance of doubt, the requirements and restrictions under Regulations 6B and 6C) or take any action that has the purpose of evasion of the requirements, restrictions and limitations on sale or disposal of Equity Securities contained in this Regulation 6 (including for the avoidance of doubt, the requirements and restrictions under Regulations 6B and 6C) by way of direct or indirect sale of Equity Securities, or by the holding of Equity Securities indirectly through another Person (including a holding company).

6D	RIGHT OF DRAG-ALONG

6D.1.

Notwithstanding anything herein to the contrary (including any provision of Regulations 7A.1 and 7A.2), if (i) the Company fails to consummate a Qualified Public Offering before December 31, 2022, and (ii) the Supermajority Preferred Holders (the “Drag-Along Shareholders”) vote in favor of a proposed Trade Sale for cash consideration valuing the Company at not lower than US$4,000,000,000 or the equivalent in any other currency (the “Drag-Along Sale”), then, in any such event, upon written notice from such Drag-Along Shareholders requesting them to do so, each of the other Shareholders of the Company (the “Dragged Shareholders”) shall (i) be present, in person or by proxy, as a holder of Shares, at all meetings (if any) for the vote upon any such Drag-Along Sale (so as to be counted for the purposes of determining the presence of a quorum at such meetings); (ii) vote, or give its written consent with respect to, all the Shares held by them in favor of such proposed Drag-Along Sale and in opposition of any proposal that could reasonably be expected to delay or impair the consummation of any such proposed Drag-Along Sale; (iii) transfer all of their Ordinary Shares or securities convertible into or exercisable for Ordinary Shares of the Company (the “Equity Interests”) in such Drag-Along Sale to such purchaser; (iv) refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to or in connection with such proposed Drag-Along Sale; and (v) take all actions reasonably necessary to consummate the proposed Drag-Along Sale, including without limitation amending the Memorandum and the Articles.

6D.2.	Save as otherwise approved by the Supermajority Preferred Holders:

(a)

all proceeds derived from a Dragged-Along Sale shall be distributed among the Preferred Holders and the Ordinary Holders in accordance with the Memorandum and the Articles, taking into account any liquidation preferences to which the Preferred Holders are entitled hereunder and thereunder. Notwithstanding any provision to the contrary, the share transfer restrictions set forth in other provisions of Regulation 6 shall not apply to any transfers made pursuant to this Regulation 6D;

(b)	the consideration payable to each Preferred Holder pursuant to a Dragged-Along Sale shall be in cash;

(c)	the purchaser or the surviving entity following a merger with the Company shall not be a Related Party of the Company or any of its Shareholders; and

(d)

no Preferred Holder shall be required to give any representations and warranties other than the warranties in respect of the seller’s title to the Equity Interests to be sold pursuant to a Dragged-Along Sale, warranties in respect of seller’s authority to consummate a Dragged-Along Sale, and warranties that there is no encumbrances on the Equity Interests to be sold pursuant to a Dragged-Along Sale;

provided that: (A) if the consideration payable to IFC pursuant to a Dragged-Along Sale or any part of such consideration consists of Equity Securities of any Person, (1) such Person shall not be named on the lists promulgated by the United Nations Security Council or its committees pursuant to resolutions issued under Chapter VII of the United Nations Charter or the World Bank Listing of Ineligible Firms, (2) IFC is satisfied with the results of its integrity due diligence checks on such Person, and (3) that such Person undertakes to IFC to comply with IFC’s policy requirements (including but not limited to having such Person enter into any agreement or other instrument setting out IFC’s policy requirements in form and substance satisfactory to IFC); and (B) save as otherwise approved by IFC, IFC shall not be required to give any representations and warranties or indemnities or post-closing restrictive covenants other than the warranties and indemnities in respect of IFC’s title to the Equity Interests to be sold pursuant to the Dragged-Along Sale, warranties in respect of IFC’s authority to consummate the Dragged-Along Sale, and warranties that there is no encumbrances on the Equity Interests to be sold by IFC pursuant to the Dragged-Along Sale.

6D.3.	Representation and Undertaking.

(a)

Any such sale or disposition by the Dragged Shareholders shall be on the terms and conditions as the proposed Drag-Along Sale by the Drag-Along Shareholders. Such Dragged Shareholders shall be required to make customary and usual representations and warranties in connection with the Drag-Along Sale, including, without limitation, as to their ownership and authority to sell, free of all liens, claims and encumbrances of any kind, the shares proposed to be transferred or sold by such persons or entities; and any violation or breach of or default under (with or without the giving of notice or the lapse of time or both) any law or regulation applicable to such Dragged Shareholders or any material contract to which such Dragged Shareholders is a party or by which they are bound and shall, without limitation as to time, indemnify and hold harmless to the full extent permitted by law, the purchasers against all obligations, cost, damages, expenses, losses, judgments, assessments, or other liabilities including, without limitation, any special, indirect, consequential or punitive damages, any court costs, costs of preparation, attorney’s fees or expenses, or any accountant’s or expert witness’ fees arising out of, in connection with or related to any breach or alleged breach of any representation or warranty made by, or agreements, understandings or covenants of such Dragged Shareholders as the case may be, under the terms of the agreements relating to such Drag-Along Sale.

(b)

Each of the Dragged Shareholders undertakes to obtain all consents, permits, approvals, orders, authorizations or registrations, qualifications, designations, declarations or filings with any Governmental Authority or any third party, which are required to be obtained or made in connection with the Drag-Along Sale.

(c)	Each of the Dragged Shareholders undertakes to pay its pro rata share of expenses incurred in connection with the Drag-Along Sale.

6D.4.

Drag-Along Notice. Prior to making any Drag-Along Sale in which the Drag-Along Shareholders wish to exercise their rights under this Regulation 6D, the Drag-Along Shareholders shall provide the Company and the Dragged Shareholders with written notice (the “Drag-Along Notice”) not less than thirty (30) days prior to the proposed date of closing of the Drag-Along Sale (the “Drag-Along Sale Date”). The Drag-Along Notice shall set forth: (i) the name and address of the purchasers; (ii) the proposed amount and form of consideration to be paid, and the terms and conditions of payment offered by each of the purchasers; (iii) the Drag-Along Sale Date; (iv) the number of Equity Interests held of record by the Drag-Along Shareholders on the date of the Drag-Along Notice which form the subject to be transferred, sold or otherwise disposed of by the Drag-Along Shareholders; and (v) the number of Equity Interests of the Dragged Shareholders to be included in the Drag-Along Sale. In the event that the Drag-Along Sale Date does not occur within ninety (90) days after the date of the Drag-Along Notice, the Shareholders shall have no obligations to sell their Equity Interests unless they receive a new Drag-Along Notice or otherwise agree with the purchaser(s) in writing.

6D.5.

Transfer Certificate. On the Drag-Along Sale Date, each of the Drag-Along Shareholders and the Dragged Shareholders shall deliver or cause to be delivered an instrument of transfer and a certificate or certificates evidencing its Equity Interests to be included in the Drag-Along Sale, duly endorsed for transfer with signatures guaranteed or cancellation, as the case may be, to such third party purchasers in the manner and at the address indicated in the Drag-Along Notice.

6D.6.

Payment. Subject to the provisions of Regulation 6D.2(a), the Dragged Shareholders shall receive consideration per Equity Interest equal to the per Equity Interest consideration received by the Drag-Along Shareholders pursuant to the proposed Drag-Along Sale. Where an amount is payable by a Dragged Shareholder to the Company as exercise price upon exercise of its right to acquire any Ordinary Shares, such amount shall be deducted from the consideration per Equity Interest to be received by such Dragged Shareholder. If the Drag-Along Shareholders or the Dragged Shareholders receive the purchase price for their Equity Interests or such purchase price is made available to them as part of a Drag-Along Sale and, in either case they fail to deliver an instrument of transfer and certificates evidencing their Equity Interests as described in this Regulation 6D, they shall for all purposes be deemed no longer to be a shareholder of the Company (with the record books of the Company updated to reflect such status), shall have no voting rights, shall not be entitled to any dividends or other distributions with respect to any Equity Interests held by them, shall have no other rights or privileges as a Shareholder of the Company and, in the event of liquidation of the Company, their rights with respect to any consideration they would have received if they had complied with this Regulation 6D, if any, shall be subordinate to the rights of any other Shareholder. In addition, the Company shall not approve or register or effect any subsequent transfer of any such Equity Interests held by such Shareholders. Each Shareholder irrevocably and unconditionally appoints any director (by way of security for the performance of its obligations under the Shareholders Agreement) as its attorney to execute any instrument of transfer or share certificate which the appointing Shareholder may fail to execute when obliged to do so under the Articles, and to execute all such other documents, and doing all such other acts, as it may in its absolute discretion consider necessary or desirable to transfer title to the Equity Interests which are the subject of a Drag-Along Sale, on behalf of such appointing Shareholder; each Shareholder undertakes to approve, ratify and confirm the execution of any transfer of the Equity Interests which are the subject of a Drag-Along Sale, and other relevant documents, and the performance of all such other acts, by the attorney appointed hereunder and to indemnify and keep such attorney indemnified and held harmless from and against all losses which the attorney may suffer or incur as a result of the lawful exercise by it of the powers conferred on it under this Regulation.

6E

Exempt Transfers. Notwithstanding anything to the contrary contained herein, the right of first refusal and co-sale rights of the Preferred Holders under this Regulations 6B and 6C shall not apply to (a) any sale or transfer of Ordinary Share Equivalents to the Company pursuant to a repurchase right or right of first refusal held by the Company in the event of a termination of employment or consulting relationship; (b) any transfer of Ordinary Share Equivalents by each Founder to a company or an entity one hundred percent (100%) owned (legally and beneficially) by such Founder (the “Founder Holdco”), provided that such Founder and the applicable Founder Holding Company shall undertake in writing that without the prior written consent of the Supermajority Preferred Holders: (i) such Founder Holdco (including the applicable Founder Holding Company) shall remain as a company or an entity one hundred percent (100%) owned (legally and beneficially) by such Founder; (ii) such Founder shall not sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose of any of his shares in such Founder Holdco (including the applicable Founder Holding Company); and (iii) such Founder Holdco (including the applicable Founder Holding Company) shall not engage in any business other than passively holding the shares of the Company, or to trusts of such Founder for bona fide estate planning purposes, and (c) subject to any limitation provided in the Shareholders Agreement or hereunder, any transfer of Ordinary Share Equivalents by any Preferred Holder (each transferee pursuant to the foregoing clauses (a), (b) and (c), a “Permitted Transferee”); provided that, in any event, adequate documentation therefor is provided to each Preferred Holder to its satisfaction with respect to such transfer and that any such Permitted Transferee agrees in writing to be bound by the Shareholders Agreement in place of the relevant transferor; provided, further, that such transferor shall remain liable for any breach by such Permitted Transferee of any provision hereunder. Notwithstanding any other provisions of the Shareholders Agreement, the Memorandum and Articles, the right of first refusal and co-sale rights of the Preferred Holders under Regulations 6B and 6C shall not apply to any sale or transfer of Ordinary Share Equivalents as a result of exercise of the put option in accordance with the Put Option Agreement.

6F	Prohibited Transfers.

(a)

Except for transfers to his Permitted Transferees as provided in Regulation 6E above, none of the Founders, the Founder Holding Companies, or their Permitted Transferees shall, without the prior written consent of the Supermajority Preferred Holders, directly or indirectly, sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose through one or series of transactions any Company’s Equity Securities now or hereafter held by him/it to any Person.

(b)

Save for transfers pursuant to Regulation 6E, a Shareholder shall not sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose through one or series of transactions any Company’s Equity Securities now or hereafter held by it to any Person unless such Person has agreed to adhere to the terms hereof and become a party to the Shareholders Agreement.

(c)

Notwithstanding of any other provisions in the Shareholders Agreement, the Memorandum and the Articles, a Shareholder shall not sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose through one or series of transactions any Company’s Equity Securities now or hereafter held by it to any Person who is on (i) the lists promulgated by the United Nations Security Council or its committees pursuant to resolutions issued under Chapter VII of the United Nations Charter; or (ii) the World Bank Listing of Ineligible Firms.

(d)

Any attempt by a party to sell or transfer any Equity Securities of the Company in violation of Regulations 6B, 6C, 6D, 6E shall be void and the Company hereby agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such Equity Securities and such alleged transferee shall not be entitled to any right under the Shareholders Agreement and this Memorandum and Articles.

6G

Restriction on Indirect Transfers. Notwithstanding anything to the contrary contained herein but subject to Regulation 6E above, without the prior written approval of the Supermajority Preferred Holders, (i) none of the Group Companies shall, nor shall any of them cause or permit any other Person to, directly or indirectly, sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose through one or a series of transactions any Equity Securities in any Group Company to any Person which is not a Group Company, and (ii) none of the Founders and the Founder Holding Companies shall, nor shall any of them cause or permit any other Person to, directly or indirectly, sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose through one or a series of transactions any Equity Securities in any PRC Group Company to any Person. Any transfer in violation of this Regulation 6G shall be void and each Group Company, each of the Founders and the Founder Holding Companies hereby agrees that it/he will not effect such sale, assignment, transfer, pledge, hypothecation, mortgage, encumbrance or otherwise disposition nor will it/he treat any alleged transferee as the holder of such Equity Securities unless in accordance with this Regulation 6G.

6H

Notwithstanding any other provisions in the Shareholders Agreement, the Memorandum and the Articles, any transfer of Equity Securities in the Company made pursuant to the Put Option Agreement shall not be subject to the provisions set out in Regulations 6B and 6C.

6I	The provisions set out in this Regulation 6 (other than 6F(d) and 6I) shall terminate upon consummation of a Qualified Public Offering.

7.	MEETINGS AND CONSENTS OF SHAREHOLDERS

7.1.

(a)         Subject to Regulation 7.1(c) hereof, if so determined by the Directors, the Company shall hold its annual general meetings and shall               specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as the Directors               shall appoint.

(b)	At these meetings the report of the Directors (if any) shall be presented.

(c)	Unless required by the Companies Act, the Company may but shall not be obliged to hold an annual general meeting.

7.2.

The Directors shall convene a meeting of Members upon the written requisition of any Member or Members entitled to attend and vote at general meeting of the Company who hold not less than ten percent (10%) of the paid up voting share capital of the Company in respect to the matter for which the meeting is requested, deposited at the registered office of the Company specifying the objects of the meeting for a date no later than thirty-five (35) days from the date of the deposit of the requisition signed by the requisitionist.

7.3

The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the registered office of the Company and may consist of several documents in like form each signed by one or more requisitionists.

7.4

If the Directors do not within thirty-five (35) days from the date of such deposit duly proceed to convene a general meeting, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three (3) months after the expiration of the said thirty-five (35) days.

7.5	A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

7.6.

At least fifteen (15) days’ notice shall be given for an annual general meeting or any other general meeting. At least seven (7) days’ notice shall be given in case of special business. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company; provided that a general meeting of the Company shall, whether or not the notice specified in this Regulation 7.6 has been given and whether or not the provisions of the Article regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a)	in the case of an annual general meeting by all the Members (or their proxies) entitled to attend and vote thereat; and

(b)

in the case of any other general meeting by a majority in number of the Members (or their proxies) having a right to attend and vote at the meeting, being a majority together holding not less than two-thirds (2/3) of the then outstanding Ordinary Shares (calculated on an as-converted basis).

7.7.	The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a meeting by any Person entitled to receive notice shall not invalidate the proceedings of that meeting.

7.8.	Proceedings at General Meeting.

(a)

No business shall be transacted at any general meeting unless a quorum of Members is present. The presence in person or by proxy of the holders of at least the Majority Ordinary Holder(s) and the Supermajority Preferred Holders shall collectively be required in order to constitute a quorum; provided always that if the Company has one Member of record the quorum shall be that one Member present in person or by proxy.

(b)

A Person may participate at a general meeting by conference telephone or other communications equipment by means of which all the Persons participating in the meeting can communicate with each other. Participation by a Person in a general meeting in this manner is treated as presence in person at that meeting.

7.9

A resolution (whether an Ordinary Resolution or a Special Resolution) in writing (in one or more counterparts) signed by all Members for the time being entitled to receive notice of and to attend and vote at general meetings (or being corporations by their duly authorized representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

7.10

If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and place or to such other time or such other place as the Directors may determine and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the Members present and entitled to vote shall be a quorum.

7.11

At every meeting the Members present shall choose someone of their number to be the chairman (the “Chairman”). If the Members are unable to choose a Chairman for any reason, then the person representing the greatest number of voting shares present at the meeting shall preside as Chairman, failing which the oldest individual Member present at the meeting or failing any Member personally attending the meeting, the proxy present at the meeting representing the oldest Member of the Company, shall take the chair.

7.12

The Chairman may, with the consent of any general meeting duly constituted hereunder, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned for fourteen (14) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting; save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned general meeting.

7.13

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands by a simple majority, unless a poll is, before or on the declaration of the result of the show of hands, demanded by the Chairman or any Member or Members present in person or by proxy collectively holding at least ten percent (10%) of the paid up voting share capital of the Company.

7.14

Subject to the provisions of the Articles, unless a poll be so demanded a declaration by the Chairman that a resolution has on a show of hands been carried, or carried unanimously, or by a particular majority, or lost or not carried by a particular majority, and an entry to that effect in the minutes of the proceedings of the meeting shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

7.15	The demand for a poll may be withdrawn.

7.16

Subject to the provisions of the Articles, except on a poll demanded on the election of a Chairman or on a question of adjournment, a poll shall be taken in such manner as the Chairman directs and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

7.17

In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the general meeting at which the show of hands takes place or at which the poll is demanded, shall not be entitled to a second or casting vote.

7.18

A poll demanded on the election of a Chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the Chairman of the general meeting directs and any business other than that upon which a poll has been demanded or is contingent thereon may be proceeded with pending the taking of the poll.

7.19

Except as otherwise required by law or as set forth herein, the holder of any Ordinary Shares issued and outstanding shall have one vote for each Ordinary Share held by such holder, and the holders of any Preferred Shares shall be entitled to the number of votes equal to the number of Ordinary Shares into which such Preferred Share could be converted at the record date for determination of the Members entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of Members is solicited, such votes to be counted together with all other Shares of the Company having general voting power and as a class except as (i) provided under Regulation 7A and (ii) as required by law. Holders of Ordinary Shares and Preferred Shares shall be entitled to notice of any Members’ meeting in accordance with the Articles.

7.20

In the case of joint holders of record the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

7.21

A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other Person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis or other Persons may vote by proxy.

7.22

No Member shall be entitled to vote at any general meeting or at any separate meeting of the holders of a class or series of Shares unless all calls or other sums presently payable by it in respect of Shares in the Company have been paid.

7.23

No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the general meeting whose decision shall be final and conclusive.

7.24	On a poll or on a show of hands votes may be given either personally or by proxy.

7.25

The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorized in writing, or, if the appointor is a corporation under the hand of an officer or attorney duly authorized in that behalf. A proxy need not be a Member of the Company.

7.26

The instrument appointing a proxy shall be deposited at the registered office of the Company or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting, or adjourned meeting provided that the Chairman of the meeting may at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited upon receipt of telex, cable or telecopy confirmation from the appointor that the instrument of proxy duly signed is in the course of transmission to the Company. An instrument of proxy that is not deposited in the manner permitted shall be invalid.

7.27

The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join in demanding a poll.

7.28

A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at the registered office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

7.29

Any corporation or other non-natural person which is a Member of record of the Company may in accordance with its constitutional documents or in the absence of such provision by resolution of its directors or other governing body authorize such person as it thinks fit to act as its representative at any meeting of the Company or of any class or series of Members of the Company, and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member of record of the Company.

7.30

Shares in the Company that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time.

7A.	MATTERS REQUIRING CONSENT

7A.1

Notwithstanding any other provisions of the Memorandum or the Articles, the following acts of the Company and each other applicable Group Company (whether in a single transaction or a series of related transactions, and whether directly or indirectly, or by amendment, merger, consolidation, or otherwise) shall require the prior written approval of the Supermajority Preferred Holders and the Majority Ordinary Holder(s) (for the avoidance of doubt, this Regulation 7A.1 applies to the Company itself as well as each other Group Company, unless expressly specified otherwise):

(a)

any repurchase or redemption of any Equity Securities of the Company (other than pursuant to the terms herein, or conditions upon which such Equity Securities are issued including in accordance with the re-purchase or redemption provisions in the Memorandum and Articles or other constitutional documents or pursuant to the terms of the ESOP and the repurchase of any Ordinary Share Equivalents as a result of an exercise of the put option in accordance with the Put Option Agreement) and the issuance of Equity Securities with such rights of repurchase or redemption;

(b)	any share subdivision, share consolidation or share dividend, reclassification or other forms of restructuring of capital of the Company;

(c)	any material change in the nature or scope of the business of the Company or any other Group Company;

(d)

any public offering of any debt or equity securities of the Company (or as the case may be any debt or equity securities of any other Group Company or the shares or securities of the relevant entity resulting from any merger, reorganization or other arrangement made by or to the Company for the purpose of such public offering) or delisting thereof;

(e)	any change in the authorized number of any class of the Preferred Shares;

(f)

the authorization, creation or issuance of any class or series of securities (or warrants, options or similar rights to acquire such securities) having any right on a parity with any class of the Preferred Shares or any new issuance of debt or Equity Securities (or warrants, options or similar rights to acquire such securities) of the Company;

(g)	a Liquidation Event (except for any Drag-Along Sale proposed or requested by the Drag-Along Shareholders pursuant to Regulation 6D);

(h)

any amendment or repeal of any provision of the Memorandum and Articles or other constitutional documents in any material respect (for the avoidance of doubt, where the amendment of the Memorandum and Articles relate to the amendment contemplated under Regulation 7A.2, then Regulation 7A.2 shall apply);

(i)	any material change to the aggregate number of Ordinary Share Equivalents reserved for issuance under ESOP;

(j)

entering into (in a single transaction or a series of related transactions) any commitments for mergers, acquisitions, sale consolidation, joint venture, establishment of any subsidiary or branch, strategic alliance with or into one or more entities (whether by the acquisition, contribution or disposition of shares, assets, or otherwise), for a consideration with fair value in excess of US$8,000,000 (or the equivalent in any other currency);

(k)	increase or decrease of the share capital or registered capital (as the case may be), except for additional capital contribution made by any Group Company to any of its wholly-owned Subsidiaries;

(l)

(i) transactions with a Related Party or a Shareholder (or any Affiliates or Associates of such a Shareholder) other than in the ordinary course of business or (ii) transactions with a Related Party or a Shareholder (or any Affiliates or Associates of such a Shareholder) for a consideration in excess of RMB10,000,000 (or the equivalent in any other currency) in a single transaction or in excess of RMB20,000,000 (or the equivalent in any other currency) in all transactions during any fiscal year in the ordinary course of business (excluding (i) the Restructuring Documents, (ii) the transactions with Jing Dong and its Affiliates; (iii) the transactions among the Group Companies and their wholly-owned Subsidiaries; (iv) the transactions under the Kuaishou BCA (as defined in the Cosmic Blue Share Purchase Agreement));

(m)

the appointment or removal of the auditors of the Company which is not one of KPMG, Deloitte Touche Tohmatsu, Pricewaterhouse Coopers and Ernst & Young and the determination of their fees, remuneration or other compensation;

(n)	amendment of accounting policies or change of the financial year of the Company;

(o)	approving or amending the annual business plan and the annual budget, and the establishment of milestones;

(p)	entering into any obligation outside the normal course of business in excess of US$5,000,000 (or the equivalent in any other currency);

(q)	entering into (in a single transaction or a series of related transactions) any commitments for capital investments in excess of US$5,000,000 (or the equivalent in any other currency);

(r)

incurring (in a single transaction or a series of related transactions) any Financial Debt in excess of US$10,000,000 (or the equivalent in any other currency) other than the Financial Debt listed in annual business plan and the annual budget; or

(s)	any increase or decrease in the number of directors of the Company’s Board.

Notwithstanding anything to the contrary contained in this provision, where any act listed above requires the approval of the Shareholders of the Company in accordance with the Companies Act, and if the Shareholders vote in favor of such act but the holders of Shares who are entitled to the right of additional prior consent have delivered a written notice of disapproval to the Company pursuant thereto, then such disapproving Shareholders who are entitled to the additional approval votes shall, in such vote, have such number of votes as equal to the aggregate number of votes of the Shareholders who voted in favor of such act plus one.

For purpose of the Regulations 7A.1 and 7A.2, the approval of the Majority Ordinary Holder(s) shall not be required for any act relating to a Trade Sale that represents a valuation of the Company which values each Ordinary Share (on a fully diluted and as-converted basis) equal to or higher than the then effective Series F Conversion Price.

Notwithstanding anything contained herein, the Company may conduct the Qualified Public Offering without approvals required under Regulations 7A.1 and 7A.2, provided that approvals of the Shareholders and the Board required under all applicable Laws have been obtained for such Qualified Public Offering; further provided that the Qualified Public Offering shall comply with other provisions of the Memorandum and Articles.

7A.2.

Notwithstanding any other provisions of the Memorandum and the Articles, the Shareholders and the Company shall each take all steps necessary to ensure that neither the Company nor any of other Group Companies shall change or adversely affect the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of Preferred Shares (including without limitation (i) the issuance of any Series A Preferred Shares, the Series B Preferred Shares, the Series C-1 Preferred Shares and Series C-2 Preferred Shares, Series C-3 Preferred Shares, Series D Preferred Shares, Series E Preferred Shares or Series F Preferred Shares (or warrants, options or similar rights to acquire such Preferred Shares); (ii) any amendment or change of the Automatic Conversion mechanism of any series of Preferred Shares set forth in Clause 7.4(b) of the Memorandum and Articles, which adversely affects the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of Preferred Shares; (iii) any amendment or change of the definition of “Trade Sale” or “Liquidation Event”, which adversely affects the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of Preferred Shares; and (iv) any amendment or waiver of the distribution preferences in any liquidation or Trade Sale of the Company or any Preferred Holder’s right to challenge the valuation set forth in Clause 7.3 of the Memorandum and Articles, which adversely affects the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of Preferred Shares), except with (a) with respect to Series A Preferred Shares, the prior written consents of the Majority Series A Preferred Holder(s); or (b) with respect to Series B Preferred Shares, the prior written consents of the Majority Series B Preferred Holder(s); or (c) with respect to the Series C-1 Preferred Shares and Series C-2 Preferred Shares, the prior written consents of the Supermajority Series C-1/C-2 Preferred Holder(s); or (d) with respect to the Series C-3 Preferred Shares, the prior written consents of the Supermajority Series C-3 Preferred Holder(s); (e) with respect to Series D Preferred Shares, the prior written consents of the Majority Series D Preferred Holder(s); (f) with respect to Series E Preferred Shares, the prior written consents of the Majority Series E Preferred Holder(s); or (g) with respect to Series F Preferred Shares, the prior written consents of the Supermajority Series F Preferred Holder(s). For the avoidance of doubt, any act that authorizes, creates or issues any Equity Securities of the Company (except any of the Series A Preferred Shares, the Series B Preferred Shares, the Series C-1 Preferred Shares, the Series C-2 Preferred Shares, the Series C-3 Preferred Shares, the Series D Preferred Shares, the Series E Preferred Shares or the Series F Preferred Shares (or warrants, options or similar rights to acquire such Preferred Shares), including those ranking pari passu with or senior to the Preferred Shares, shall not be deemed as an act that requires the prior written consents of holders of the Preferred Shares set forth in this Regulation 7A.2.

7A.3.

For the avoidance of doubt, at any meeting convened to consider any resolution to be passed as a Special Resolution, the holder(s) of all the then-issued and outstanding voting Shares shall vote together as a single class.

8.	DIRECTORS

8.1.	(a) The Board shall consist of no more than ten (10) Directors, which number of Directors shall not be changed except by the consent of Supermajority Preferred Holders.

(i)

So long as the Majority Series A Preferred Holder(s) holds no less than five percent (5%) of the outstanding share capital of the Company on a fully diluted and as-converted basis, the Majority Series A Preferred Holder(s) shall be entitled to nominate one (1) Director (the “Series A Director”). For so long as the Majority Series A Preferred Holder(s) holds less than five percent (5%) of the outstanding share capital of the Company on a fully diluted and as-converted basis, the Series A Director shall be immediately removed from the Board.

(ii)

So long as Jing Dong holds no less than five percent (5%) of the outstanding share capital of the Company on a fully diluted and as-converted basis, Jing Dong shall be entitled to nominate two (2) Directors (the “JD Directors”, and each a “JD Director”). For so long as Jing Dong holds less than five percent (5%) of the outstanding share capital of the Company on a fully diluted and as-converted basis, the JD Directors shall be immediately removed from the Board.

(iii)

So long as the Majority Series C Preferred Holder(s) holds no less than five percent (5%) of the outstanding share capital of the Company on a fully diluted and as-converted basis, the Majority Series C Preferred Holder(s) shall be entitled to nominate one (1) Director (the “Series C Director”) and so long as Tiantu holds no less than five percent (5%) of the outstanding share capital of the Company on a fully diluted and as-converted basis, the holders of the Series C Preferred Shares shall agree and ensure that Tiantu shall nominate the Series C Director. For so long as Tiantu holds less than five percent (5%) of the outstanding share capital of the Company on a fully diluted and as-converted basis, the Series C Director appointed by Tiantu shall be immediately removed from the Board and the one or group holders of the Series C Preferred Shares constituting the Majority Series C Preferred Holder(s) shall be entitled to nominate the Series C Director. For so long as the Majority Series C Preferred Holder(s) holds less than five percent (5%) of the outstanding share capital of the Company on a fully diluted and as-converted basis, the Series C Director shall be immediately removed from the Board.

(iv)

So long as the Majority Series D Preferred Holder(s) holds no less than five percent (5%) of the outstanding share capital of the Company on a fully diluted and as-converted basis, the Majority Series D Preferred Holder(s) shall be entitled to nominate one (1) Director (the “Series D Director”). For so long as the Majority Series D Preferred Holder(s) holds less than five percent (5%) of the outstanding share capital of the Company on a fully diluted and as-converted basis, the Series D Director shall be immediately removed from the Board.

(v)

So long as Jing Dong holds no less than five percent (5%) of the outstanding share capital of the Company on a fully diluted and as-converted basis, Jing Dong and the Majority Ordinary Holder(s) shall be collectively entitled to nominate one (1) Director. For so long as Jing Dong holds less than five percent (5%) of the outstanding share capital of the Company on a fully diluted and as-converted basis, such director shall be solely nominated by the Majority Ordinary Holder(s).

(vi)

So Long as GTJA (together with its Affiliates) holds all of the Series E Preferred Shares purchased by GTJA pursuant to the Follow-On Series E Preferred Share Purchase Agreement, GTJA and the Majority Ordinary Holder(s) shall be collectively entitled to nominate one (1) Director (“GTJA Director”), whom shall initially be Yuen Chiu (趙玄); and in the event that GTJA and the Majority Ordinary Holder(s) fail to reach an agreement on the appointment of alternative nominee for such director, such nominee shall be decided by GTJA. For so long as (A) GTJA (together with its Affiliates) fails to hold all of the Series E Preferred Shares purchased by GTJA pursuant to the Follow-On Series E Preferred Share Purchase Agreement; (B) GTJA (or its Affiliates) fails to cause GTJA Director to comply with its acting-in-concert undertakings as provided in Regulation 8.1(d) below, or (C) the prospectus of Company’s public offering has been prepared for filing or submission, or the Company’s public offering is likely to be negatively or adversely affected by such joint appointment of such Director, then such Director shall be solely nominated by the Majority Ordinary Holder(s).

(vii)

The Majority Ordinary Holder(s) shall be entitled to nominate three (3) Directors, one of whom shall initially be CHEN Xuefeng (陈雪峰) and another two (2) of whom may be appointed by the Majority Ordinary Holder(s) from time to time. In the event that only CHEN Xuefeng (陈雪峰) is appointed by the Majority Ordinary Holder(s), CHEN Xuefeng (陈雪峰) shall be entitled to three (3) votes and the votes entitled to CHEN Xuefeng (陈雪峰) shall be reduced by one (1) upon each additional Director being appointed by the Majority Ordinary Holder(s). Each Shareholder shall cause the Directors nominated by them (if any) to always vote for election of CHEN Xuefeng (陈雪峰) as the chairman of the Board, in any case of an equality of votes other than for actions provided under Regulation 10.2, CHEN Xuefeng (陈雪峰) shall have a second or casting vote.

(b)	A copy of the register of Directors shall be kept at the registered office of Company.

(c)

IFC, 5Y Capital, Tiantu, Jing Dong, Greenwoods, Cathay, Tiger, GTJA, Being Capital, Pluto Connection, Design Time and Cosmic Blue shall each be entitled to appoint one (1) observer to the Board and such observer shall be entitled to attend meetings of the Board, receive notice, agenda and other materials in connection with such meetings and such observer shall be given the reasonable opportunity to speak and express their opinion on matters discussed at such meetings.

(d)

GTJA hereby undertakes and ensures that, and shall procure the GTJA Director to comply with the following covenants: (i) the GTJA Director and CHEN Xuefeng (陈 雪峰) shall be deemed as actors in concert, and shall act in concert in relation to all matters that require the decisions of the Directors of the Company, including but not limited to voting unanimously to approve, reject, or to abstain from voting in relation to motions that need to be resolved at Board meetings of the Company, and to jointly sign all necessary documents; (ii) before the GTJA Director and CHEN Xuefeng (陈 雪峰) act in concert, they shall vote on the matters that require action in concert, and joint action shall be taken based on the results of such voting; if they are unable to reach a unanimous opinion in relation to the matters that require action in concert, a decision that is made by CHEN Xuefeng (陈雪峰) shall be deemed as a decision that is unanimously passed by them and shall be binding on them and such arrangement shall be acknowledged by other Directors to the extent not in violation of applicable Laws; (c) for purpose of such acting-in-action, CHEN Xuefeng (陈雪峰) shall be entitled to, at any time he deems fit, require the GTJA Director to (A) appoint CHEN Xuefeng (陈 雪峰) or other person designated by CHEN Xuefeng (陈雪峰) as his proxy, and issue an authorization letter to such proxy to authorize such proxy to exercise voting rights on behalf of the GTJA Director regarding any Board meeting or matters to be decided by the Directors; or (B) enter into an acting-in-concert agreement with CHEN Xuefeng (陈雪峰).

8.2.

Subject to the provisions of the Companies Act and the Articles (including Regulation 7A), the remuneration to be paid to the Directors shall be such remuneration as the Company’s Ordinary Resolution shall determine. The Directors shall also be entitled to be paid their traveling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of the Directors, or any committee of the Directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Directors from time to time, or a combination partly of one such method and partly the other.

8.3.

Subject to the provisions of the Companies Act and the Articles (including Regulation 7A), the Directors may award special remuneration to any Director of the Company for any service other than his ordinary routine work as a Director. Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

8.4.

A Director or alternate Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

8.5.

A Director or alternate Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or alternate Director.

8.6.

A Director or alternate Director of the Company may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as Member or otherwise and no such Director or alternate Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

8.7.

No person shall be disqualified from the office of Director or alternate Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested be or be liable to be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established. A Director (or his alternate Director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is so interested as aforesaid; provided that the nature of the interest of any Director or alternate Director in any such contract or transaction shall be disclosed by him or the alternate Director appointed by him at or prior to its consideration and any vote thereon.

8.8.

A general notice or disclosure to the Directors or otherwise contained in the minutes of a meeting or a written resolution of the Directors or any committee thereof that a Director or alternate Director is a Member, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for purposes of voting on a resolution in respect of a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

8.9.	A shareholding qualification for Directors may be fixed by the Company in general meeting, but unless and until so fixed no qualification shall be required.

8.10.

Any Director (other than an alternate Director) may by writing appoint any other Director, or any other person willing to act, to be an alternate Director and by writing may remove from office an alternate Director so appointed by him. An alternate Director shall be entitled to receive notice of all meetings of Directors and of all meetings of committees of Directors of which his appointor is a Member, to attend and vote at every such meeting at which the Director appointing him is not personally present, and generally to perform all the functions of his appointor as a Director in his absence. An alternate Director shall cease to be alternate Director if his appointor ceases to be a Director. Any appointment or removal of an alternate Director shall be by notice to the Company signed by the Director making or revoking the appointment or in any other manner approved by the Directors. An alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and shall not be deemed to be the agent of the Director appointing him.

8.11

Any person or group of persons entitled to designate any individual to be elected as a director of the Board pursuant to Regulation 8.1(a) shall have the right to remove any such director occupying such position and to fill any vacancy caused by the death, disability, retirement, resignation or removal of any director occupying such position. Each Shareholder agrees to always vote such Shareholder’s respective Shares in support of the principle that a director to the Board appointed pursuant to Regulation 8.1(a) shall be removed from the Board with or without cause only upon the vote or written consent of the Shareholders entitled to appointed such director pursuant to Regulation 8.1(a), and each such Shareholder further agrees not to seek, vote for or otherwise effect the removal with or without cause of any such director without such vote or written consent. If a vacancy is created on the Board at any time by the death, disability, retirement, resignation or removal of any director appointed pursuant to Regulation 8.1(a), the replacement to fill such vacancy shall be designated in the same manner, in accordance with Regulation 8.1(a), as the director whose seat was vacated.

9.	POWERS OF DIRECTORS

9.1.

Subject to the provisions of the Companies Act, the Memorandum and the Articles and to any directions given by Special Resolution, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

9.2.

Subject to the provisions of the Companies Act and the Articles (including Regulation 7A), all cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall from time to time by resolution determine.

9.3.	The Directors shall cause minutes to be made in books provided for the purpose:

(a)	of all appointments of officers made by the Directors;

(b)	of the names of the Directors (including those represented thereat by an alternate or by proxy) present at each meeting of the Directors and of any committee of the Directors; and

(c)	of all resolutions and proceedings at all meetings of the Company and of the Directors and of committees of Directors.

9.4.

The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

9.5.

Subject to the provisions of the Companies Act and the Articles (including Regulation 7A), the Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

9.6.

Subject to the provisions of the Companies Act and the Articles (including Regulation 7A), the Company may further determine by a Resolution of Directors to register a copy of the register of mortgages, charges or other encumbrances with the Registrar of Corporate Affairs.

9.7.	With respect to Regulations 9.8 to 9.13, subject in each case to the provisions of the Companies Act and the Articles (including Regulation 7A).

9.8.

The Directors (acting as a Board) may delegate to any managing Director or any Director holding any other executive office such of their powers as they consider desirable to be exercised by him; provided that an alternate Director may not act as a managing Director and the appointment of a managing Director shall be revoked forthwith if he ceases to be a Director. Any such delegation may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered.

9.9.

The Directors may by power of attorney or otherwise appoint any person to be the agent of the Company on such conditions as the Directors may determine; provided that the delegation is not to the exclusion of their own powers and may be revoked by the Directors at any time.

9.10.

Subject to the provisions of the Companies Act and the Articles (including Regulation 7A), the Directors may appoint such officers as they consider necessary on such terms, at such remuneration as may be determined by the Directors and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit. Unless otherwise specified in the terms of his appointment an officer may be removed by resolution of the Directors or Members.

9.11.

The Directors may delegate any of their powers to any committee consisting of one or more Directors. Subject to any such conditions, the proceedings of a committee of Directors shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

9.12.

The Directors may from time to time and at any time by powers of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purpose and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under the Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorneys as the Directors may think fit and may also authorize any such attorney to delegate all or any of the powers, authorities and discretion vested in him

9.13.

The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any persons to be Members of such committees or local boards or any managers or agents.

9.14.

Subject to the provisions the Articles (including Regulation 7A), the Directors may by Resolution of Directors determine that any sale, transfer, lease, exchange or other disposition is in the usual or regular course of the business carried on by the Company and such determination is, in the absence of fraud, conclusive.

10.	PROCEEDINGS OF DIRECTORS

10.1.

The quorum necessary for the transaction of the business of the Directors shall be at least five (5) Directors, including at least two-thirds (2/3) of the Preferred Directors (which shall include at least one (1) JD Director) and CHEN Xuefeng (陈雪峰). An alternate Director or proxy appointed by a Director shall be counted in a quorum at a meeting if his appointor is not present. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day in the next week at the same time and place or to such other time or such other place as the Directors may determine and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the Directors present shall be a quorum.

10.2.

Except as otherwise provided by the Articles, the Directors may regulate their meetings as they think fit. Subject to the provisions of the Articles (including Regulation 7A), questions arising at any meeting shall be decided by a majority of votes of the Directors and alternate Directors present at a meeting at which there is a quorum. A Director who is also an alternate Director shall be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote. Subject to the provisions of this Regulation 10.2, in case of an equality of votes, the Chairman of the Board shall have a second or casting vote.

Notwithstanding any other provisions of the Memorandum or the Articles, the Shareholders and the Company shall each take all steps necessary to ensure that neither the Company nor any of the other Group Companies shall carry out any of the following actions, without the prior approval of the Supermajority Directors (including the affirmative votes of two-thirds (2/3) of the Preferred Directors) present at a meeting at which there is a quorum (for the avoidance of doubt, this Regulation 10.2 applies to the Company itself as well as each other Group Company, unless expressly specified otherwise):

(a)

the adoption or amendment of the ESOP, or equivalent, for the benefit of the employees, directors and consultants of the Company and other Group Companies and the amendment to any terms and conditions thereof;

(b)

transactions with a Related Party or a Shareholder (or any Affiliates or Associates of such a Shareholder) for a consideration in excess of RMB5,000,000 (or the equivalent in any other currency) in a single transaction or in excess of RMB10,000,000 (or the equivalent in any other currency) in all transactions during any fiscal year (excluding (i) the Restructuring Documents, (ii) the transactions with Jing Dong and its Affiliates, (iii) the transactions among the Group Companies and their wholly-owned Subsidiaries, (iv) the transactions under the Kuaishou BCA (as defined in the Cosmic Blue Share Purchase Agreement), and (v) the transactions that are subject to the prior written consent of the Supermajority Preferred Holders and the Majority Ordinary Holder(s) under Regulation 7A.1(l);

(c)	any matter in which the Company or any other Group Company pledges or mortgages its assets or acts in excess of US$5,000,000 as a guarantor;

(d)	the appointment of the Chief Executive Officer, Chief Financial Officer, Chief Technology Officer and Chief Operating Officer of the Company;

(e)	the declaration or payment of a dividend on any shares of the Company or any other Group Company;

(f)

entering into (in a single transaction or a series of related transactions) any commitments for mergers, acquisitions, sale consolidation, joint venture, establishment of any subsidiary or branch, strategic alliance with or into one or more entities, (whether by the acquisition, contribution or disposition of shares, assets, or otherwise), for a consideration with fair value in excess of US$4,000,000 (or the equivalent in any other currency);

(g)	any increase in compensation of any of the five (5) most highly compensated employees of the Company more than thirty percent (30%) by once or multiple times within a fiscal year; or

(h)	settlement of any dispute in connection with any Restructuring Documents or enforcement of any rights thereunder, in each case, by a Group Company.

10.3.

A Director or alternate Director may, and the Secretary on the requisition of a Director or alternate Director shall, at any time summon a meeting of the Directors by at least seven (7) days’ notice in writing to every Director and alternate Director which notice shall set forth the time and place of the meeting and the general nature of the business to be considered unless notice is waived by all the Directors (or their alternates) either at, before or after the meeting is held.

10.4.

The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to the Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

10.5.

The Directors may elect a Chairman of the Board (the “Chairman of the Board”) and determine the period for which he is to hold office; but if no such Chairman of the Board is elected, or if at any meeting the Chairman of the Board is not present within fifteen (15) minutes after the time appointed for holding the same, the Directors present may choose one of their number to be Chairman of the Board in such meeting. If the Directors are unable to choose a Chairman of the Board for any reason, then the oldest Director present at the meeting shall preside as the Chairman of the Board. For avoidance of doubt, each Shareholder shall cause the Directors nominated by them (if any) to always vote for election of CHEN Xuefeng (陈雪峰) as the Chairman of the Board.

10.6.

All acts done bona fide by any meeting of the Directors or of a committee of Directors (including any person acting as an alternate Director) shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or alternate Director, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and qualified to be a Director or alternate Director as the case may be.

10.7.

Members of the Board of Directors or of any committee thereof may participate in a meeting of the Board or of such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can communicate with each other at the same time. Participation by a person in a meeting pursuant to this provision shall constitute presence in person at such meeting. Unless otherwise determined by the Directors, the meeting shall be deemed to be held at the place where the Chairman of the meeting is at the start of the meeting.

10.8.

A resolution in writing (in one or more counterparts), signed by all the Directors for the time being or all the Members of a committee of Directors (an alternate Director being entitled to sign such resolution on behalf of his appointor) shall be as valid and effectual as if it had been passed at a meeting of the Directors or committee of Directors, as the case may be, duly convened and held.

10.9.

A Director, but not an alternate Director, may be represented at any meetings of the Board of Directors by a proxy appointed in writing by him. The proxy shall count towards the quorum and the vote of the proxy shall for all purposes be deemed to be that of the Director. The provisions of Regulations 7.26 to 7.29 shall mutatis mutandis apply to the appointment of proxies by Directors.

10.10.	The office of a Director shall be vacated:

(a)	if he gives notice in writing to the Company that he resigns the office of Director;

(b)

if he absents himself (without being represented by proxy or an alternate Director appointed by him) from three consecutive meetings of the Board of Directors without special leave of absence from the Directors, and they pass a resolution that he has by reason of such absence vacated office;

(c)	if he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally;

(d)	if he is found a lunatic or becomes of unsound mind; or

(e)	if he is removed by a shareholder vote by the holders of the class or series of Shares that originally appointed him, as set forth in Regulation 8.1.

10.11.	The Directors of the Company may only be appointed and removed as provided in Regulation 8.1.

11.	COMMITTEES

11.1.

The Directors may, by Resolution of Directors, designate one or more committees, each consisting of one or more Directors, and delegate one or more of their powers, including the power to affix the Seal, to the committee. Upon the written request of the Supermajority Preferred Holders, the Board shall establish an audit committee and a corporate governance and nomination committee, each of the audit committee and the corporate governance and nomination committee shall consist of no more than ten (10) members, and the Shareholders who are entitled to nominate directors to the Board according to Regulation 8.1 shall be entitled the right to nominate members to such committees as the same number they are entitled to nominate to the Board.

11.2.	The Directors have no power to delegate to a committee of Directors any of the following powers:
(a)	to amend the Memorandum or the Articles;

(b)	to designate committees of Directors;

(c)	to delegate powers to a committee of Directors;

(d)	to appoint or remove Directors;

(e)	to appoint or remove an agent;

(f)	to approve a plan of merger, consolidation or arrangement;

(g)	to make a declaration of solvency or to approve a liquidation plan; or

(h)	to make a determination that immediately after a proposed Distribution the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

11.3.

Regulations 11.2(b) and (c) do not prevent a committee of Directors, where authorised by the Resolution of Directors appointing such committee or by a subsequent Resolution of Directors, from appointing a sub-committee and delegating powers exercisable by the committee to the sub-committee.

11.4.

The meetings and proceedings of each committee of Directors consisting of two (2) or more Directors shall be governed mutatis mutandis by the provisions of the Articles regulating the proceedings of Directors so far as the same are not superseded by any provisions in the Resolution of Directors establishing the committee.

11.5.

Where the Directors delegate their powers to a committee of Directors they remain responsible for the exercise of that power by the committee, unless they believed on reasonable grounds at all times before the exercise of the power that the committee would exercise the power in conformity with the duties imposed on Directors of the Company under the Companies Act.

12.	OFFICERS AND AGENTS

12.1.

Subject to the Companies Act and other provisions of the Memorandum and the Articles, the Company may by Resolution of Directors appoint officers of the Company at such times as may be considered necessary or expedient. Such officers may consist of a President, one or more Vice-Presidents, a Secretary, and a treasurer and/or such other officers as may from time to time be considered necessary or expedient. Any number of offices may be held by the same person.

12.2.

The officers shall perform such duties as are prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by Resolution of Directors. In the absence of any specific prescription of duties it shall be the responsibility of the President to manage the day to day affairs of the Company, the Vice-Presidents to act in order of seniority in the absence of the President but otherwise to perform such duties as may be delegated to them by the President, the Secretary to maintain the Register of Members, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the treasurer to be responsible for the financial affairs of the Company.

12.3.	Subject to the Companies Act and other provisions of the Memorandum and the Articles, the emoluments of all officers shall be fixed by Resolution of Directors.

12.4.

Subject to the Companies Act and other provisions of the Memorandum and the Articles, the officers of the Company shall hold office until their successors are duly appointed, but any officer elected or appointed by the Directors may be removed at any time, with or without cause, by Resolution of Directors. Any vacancy occurring in any office of the Company may be filled by Resolution of Directors.

12.5.

Subject to the Companies Act and other provisions of the Memorandum and the Articles, the Directors may, by Resolution of Directors, appoint any person, including a person who is a Director, to be an agent of the Company.

12.6.

An agent of the Company shall have such powers and authority of the Directors, including the power and authority to affix the Seal, as are set forth in the Articles or in the Resolution of Directors appointing the agent, except that no agent has any power or authority with respect to the following:

(a)	to amend the Memorandum or the Articles;

(b)	to change the registered office or agent;

(c)	to designate committees of Directors;

(d)	to delegate powers to a committee of Directors;

(e)	to appoint or remove Directors;

(f)	to appoint or remove an agent;

(g)	to fix emoluments of Directors;

(h)	to approve a plan of merger, consolidation or arrangement;

(i)	to make a declaration of solvency or to approve a liquidation plan;

(j)	to make a determination that immediately after a proposed Distribution the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due; or

(k)	to authorise the Company to continue as a company incorporated under the laws of a jurisdiction outside the Cayman Islands.

12.7.	The Resolution of Directors appointing an agent may authorise the agent to appoint one or more substitutes or delegates to exercise some or all of the powers conferred on the agent by the Company.

12.8.	The Directors may remove an agent appointed by the Company and may revoke or vary a power conferred on him.

13.	CONFLICT OF INTERESTS

13.1.

A Director of the Company shall, forthwith after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose the interest to all other Directors of the Company.

13.2.

For the purposes of Regulation 13.1, a disclosure to all other Directors to the effect that a Director is a Member, Director or officer of another named entity or has a fiduciary relationship with respect to the entity or a named individual and is to be regarded as interested in any transaction which may, after the date of the entry into the transaction or disclosure of the interest, be entered into with that entity or individual, is a sufficient disclosure of interest in relation to that transaction.

13.3.	A Director of the Company who is interested in a transaction entered into or to be entered into by the Company may:

(a)	vote on a matter relating to the transaction;

(b)	attend a meeting of Directors at which a matter relating to the transaction arises and be included among the Directors present at the meeting for the purposes of a quorum; and

(c)	sign a document on behalf of the Company, or do any other thing in his capacity as a Director, that relates to the transaction,

and, subject to compliance with the Companies Act shall not, by reason of his office be accountable to the Company for any benefit which he derives from such transaction and no such transaction shall be liable to be avoided on the grounds of any such interest or benefit.

14.	INDEMNIFICATION

14.1.

Subject to the limitations hereinafter provided the Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(a)

is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a Director of the Company; or

(b)	is or was, at the request of the Company, serving as a Director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

14.2.

The indemnity in Regulation 14.1 only applies if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful.

14.3.	For the purposes of Regulation 14.2, a Director acts in the best interests of the Company if he acts in the best interests of

(a)	the Company’s holding company; or

(b)	a Shareholder or Shareholders of the Company.

14.4.

The decision of the Directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the Articles, unless a question of law is involved.

14.5.

The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

14.6.

Expenses, including legal fees, incurred by a Director in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the Director to repay the amount if it shall ultimately be determined that the Director is not entitled to be indemnified by the Company in accordance with Regulation 14.1.

14.7.

Expenses, including legal fees, incurred by a former Director in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the former Director to repay the amount if it shall ultimately be determined that the former Director is not entitled to be indemnified by the Company in accordance with Regulation 14.1 and upon such terms and conditions, if any, as the Company deems appropriate.

14.8.

The indemnification and advancement of expenses provided by, or granted pursuant to, this section is not exclusive of any other rights to which the person seeking indemnification or advancement of expenses may be entitled under any agreement, resolution of Shareholders, resolution of disinterested Directors or otherwise, both as acting in the person’s official capacity and as to acting in another capacity while serving as a Director of the Company.

14.9.

If a person referred to in Regulation 14.1 has been successful in defence of any proceedings referred to in Regulation 14.1, the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

14.10.

The Company may purchase and maintain insurance in relation to any person who is or was a Director, officer or liquidator of the Company, or who at the request of the Company is or was serving as a Director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in the Articles.

15.	RECORDS

15.1.	The Company shall keep the following documents at the office of its registered agent:

(a)	the Memorandum and the Articles;

(b)	the Register of Members, or a copy of the Register of Members;

(c)	the register of Directors, or a copy of the register of Directors; and

(d)	copies of all notices and other documents filed by the Company with the Registrar of Corporate Affairs in the previous ten (10) years.

15.2.	Until the Directors determine otherwise by Resolution of Directors the Company shall keep the original Register of Members and original register of Directors at the office of its registered agent.

15.3.	If the Company maintains only a copy of the Register of Members or a copy of the register of Directors at the office of its registered agent, it shall:

(a)	within fifteen (15) days of any change in either register, notify the registered agent in writing of the change; and

(b)	provide the registered agent with a written record of the physical address of the place or places at which the original Register of Members or the original register of Directors is kept.

15.4.	The Company shall keep the following records at the office of its registered agent or at such other place or places, within or outside the Cayman Islands, as the Directors may determine:

(a)	minutes of meetings and Resolutions of Shareholders and classes of Shareholders;

(b)	minutes of meetings and Resolutions of Directors and committees of Directors; and

(c)	an impression of the Seal.

15.5.

Where any original records referred to in this Regulation are maintained other than at the office of the registered agent of the Company, and the place at which the original records is changed, the Company shall provide the registered agent with the physical address of the new location of the records of the Company within fourteen (14) days of the change of location.

16.	REGISTER OF CHARGES

The Company shall maintain at the office of its registered agent a register of charges in which there shall be entered the following particulars regarding each mortgage, charge and other encumbrance created by the Company:

(a)	the date of creation of the charge;

(b)	a short description of the liability secured by the charge;

(c)	a short description of the property charged;

(d)	the name and address of the trustee for the security or, if there is no such trustee, the name and address of the chargee;

(e)	unless the charge is a security to bearer, the name and address of the holder of the charge; and

(f)	details of any prohibition or restriction contained in the instrument creating the charge on the power of the Company to create any future charge ranking in priority to or equally with the charge.

17.	SEAL

The Company shall have a Seal and may have more than one Seal and references herein to the Seal shall be references to every Seal which shall have been duly adopted by Resolution of Directors. The Directors shall provide for the safe custody of the Seal and for an imprint thereof to be kept at the registered office. Except as otherwise expressly provided herein the Seal when affixed to any written instrument shall be witnessed and attested to by the signature of any one Director or the Secretary or officer of the Company or other person so authorised from time to time by Resolution of Directors. Such authorisation may be before or after the Seal is affixed, may be general or specific and may refer to any number of sealings. The Directors may provide for a facsimile of the Seal and of the signature of any Director or authorised person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the Seal had been affixed to such instrument and the same had been attested to as hereinbefore described.

18.	DISTRIBUTIONS BY WAY OF DIVIDEND

18.1.

Subject to the Companies Act and other provisions of the Memorandum and the Articles, the Directors of the Company may, by Resolution of Directors, authorise a Distribution by way of dividend at a time and of an amount they think fit if they are satisfied, on reasonable grounds, that, immediately after the Distribution, the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

18.2.	Dividends may be paid in money, Shares, or other property.

18.3.

Notice of any dividend that may have been declared shall be given to each Shareholder as specified in Regulation 20 and all dividends unclaimed for three (3) years after having been declared may be forfeited by Resolution of Directors for the benefit of the Company.

19.	ACCOUNTS AND AUDIT

19.1.	The Directors shall cause proper books of account to be kept with respect to:

(a)	all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place;

(b)	all sales and purchases of goods by the Company; and

(c)	the assets and liabilities of the Company.

Proper books shall not be deemed to be kept with respect to the matters aforesaid if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

19.2.

The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

19.3.

The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or Regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Companies Act or the Articles or authorized by the Directors or by the Company in general meeting.

19.4.

Subject to Regulation 7A, the Company may at any annual general meeting appoint an Auditor or Auditors of the Company who shall hold office until the next annual general meeting and may fix his or their remuneration.

19.5.

Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

19.6.

Auditors shall at the next annual general meeting following their appointment and at any other time during their term of office, upon request of the Directors or any general meeting of the Members, make a report on the accounts of the Company in general meeting during their tenure of office.

20.	NOTICES

Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to the Memorandum and Articles shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the addressee, upon delivery; (b) when sent by facsimile at the number set forth in Exhibit B to the Shareholders Agreement, upon receipt of confirmation of error-free transmission; (c) seven (7) Business Days after deposit in the mail as air mail or certified mail, receipt requested, postage prepaid and addressed to the addressee as set forth in Exhibit B to the Shareholders Agreement; (d) three (3) Business Days after deposit with an international overnight delivery service, postage prepaid, addressed to the addressee as set forth in Exhibit B to the Shareholders Agreement with next Business Day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider; or (e) when sent by email at the email address set forth in Exhibit B to the Shareholders Agreement, upon sending by email (without errors in transmission), if sent on a Business Day and during normal business hours of the recipient, otherwise on the next Business Day. Each Person making a communication hereunder by facsimile shall promptly confirm by telephone to the Person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Regulation 20 by giving the other party written notice of the new address in the manner set forth above.

21.	LEGEND

Each certificate representing the Ordinary Shares held by the Founders through the Founder Holding Companies shall be endorsed with the following legend:

(a)

“THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN A SHAREHOLDERS AGREEMENT, AS AMENDED, A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST TO THE BOARD OF DIRECTORS OF THE COMPANY”;

(b)	any legend set forth in, or required by, the other transaction agreements; and

(c)	any legend required by the Blue Sky Laws of any state of the United States to the extent such Laws are applicable to the Shares represented by the certificate so legended.

22.	VOLUNTARY LIQUIDATION

Subject to the Companies Act and other provisions of the Memorandum and the Articles, the Company may by Special Resolution appoint a voluntary liquidator.

23.	CONTINUATION

Subject to the Companies Act and other provisions of the Memorandum and the Articles, the Company may by Special Resolution continue as a company incorporated under the laws of a jurisdiction outside the Cayman Islands in the manner provided under those laws.